(A free translation of the original in Portuguese)

Braskem S.A.
Report of Independent Accountants
on Limited Review of
the Quarterly Information
March 31, 2004

(A free translation of the original in Portuguese)

Report of Independent Accountants
on Limited Review




To the Board of Directors and Shareholders
Braskem S.A.


1 We have carried out limited reviews of the Quarterly Information (ITR) of Braskem S.A. for the quarters ended March 31, 2004 and 2003. This information is the responsibility of the Company's management. The limited reviews of the quarterly information at March 31, 2004 and 2003 of Politeno Industria e Comercio S.A. (jointly-controlled entity) and of Petroflex Industria e Comercio S.A. (associated company), which are recorded under the equity method, were conducted by other independent accountants. Our reviews, insofar as they relate to the amounts of these investments at March 31, 2004 and December 31, 2003, in the amounts of R$ 192,121 thousand and R$ 179,705 thousand, respectively, and the profits generated by them for the quarters ended March 31, 2004 and 2003, in the amounts of R$ 12,415 thousand and R$ 15,219 thousand, respectively, are based solely on the opinions of the other independent accountants.

2 Our reviews were carried out in conformity with specific standards established by the Institute of Independent Auditors of Brazil (IBRACON), in conjunction with the Federal Accounting Council (CFC), and mainly comprised: (a) inquiries of and discussions with management responsible for the accounting, financial and operating areas of the Company with regard to the main criteria adopted for the preparation of the quarterly information and (b) a review of the significant information and of the subsequent events which have, or could have, significant effects on the Company's financial position and operations.

Braskem S.A.


3 Based on our limited reviews and on the reports on limited reviews of the quarterly information issued by other independent accountants, we are not aware of any material modifications that should be made to the quarterly information referred to above in order that such information be stated in conformity with the accounting practices adopted in Brazil applicable to the preparation of quarterly information, consistent with the Brazilian Securities Commission (CVM) regulations.

4 The Quarterly Information (ITR) also includes accounting information for the quarter ended December 31, 2003. We audited such information at the time it was prepared, in connection with the audit of the financial statements as of and for the year then ended, on which we issued an unqualified opinion dated February 6, 2004, with paragraphs emphasizing the issues mentioned below.

5 As described in Note 16(c) to the quarterly information, a rescissory action was filed against the Company and certain subsidiaries, seeking to overturn a final court judgment which exempted them from paying the social contribution on net income, enacted by Law 7689/88. The outcome of this matter cannot presently be determined. In addition, as described in Note 19, the Company and its subsidiaries are parties to other judicial and administrative processes of a tax, civil and labor nature, including the lawsuit regarding the validity of Clause 4 of the Collective Labor Agreement of SINDIQUIMICA. Management does not expect significant losses from these disputes in excess of the amounts already provided. The quarterly information of the Company does not include a provision for losses from eventual unfavorable outcomes to the social contribution rescissory action and the Clause 4 lawsuit.

6 The Company belongs to a group of companies comprising the Braskem group and carries out financial and commercial transactions, in significant amounts, with its subsidiaries and other group companies, under the conditions described in Note 8 to the quarterly information.

Braskem S.A.


7 As described in Note 1(d) to the quarterly information, at March 31, 2004, the Company recorded an excess of liabilities over assets in the amount of R$ 1,502,115 thousand (in consolidated, the net working capital is positive in the amount of R$ 259,587 thousand). The plans and actions being taken by management and the shareholders, in order to give the Company a proper capital structure, are described in Note 1(d).

8 As described in Note 1(b) to the quarterly information, the Company is involved in a broad business and corporate restructuring process, as part of the overall restructuring of the Brazilian petrochemical industry, intended to give the industry a more adequate capital structure, greater profitability, competitiveness and economies of scale. The Company is being, and will continue to be, affected by economic and/or corporate changes resulting from this process, the outcome of which will determine how the operations of the Company will be developed, including the management of total liabilities and current and long-term assets. Furthermore, as a result of this process and the matters described in Note 2, the comparability between the quarterly information of Braskem S.A. as of March 31, 2004 and the financial statements for the year ended December 31, 2003 has been impacted.

9 As described in Notes 10, 11 and 12 to the quarterly information, the Company recognized goodwill on the acquisition of investments based on the surplus of market over recorded values of property, plant and equipment and the expected future profitability of the investees. These goodwill balances are being amortized in accordance with the period of return defined in the independent valuation reports and the financial projections prepared by management. The maintenance of these goodwill balances, and the current amortization criteria in the financial statements of future years, will depend upon the realization of the projections of cash flows and income and expenses used by the valuers in determining the surplus, and the future profitability of the investees.

Braskem S.A.


10 Our reviews were conducted for the purpose of issuing a report letter on the limited reviews of quarterly information, referred to in the first paragraph, taken as a whole. The statement of cash flows is presented in the quarterly information for purposes of additional analysis and is not a required part of the quarterly information. This information has been subjected to the auditing procedures described in paragraph 2 and we are not aware of any material modifications that should be made to this statement in order that such information be fairly presented in all material respects in relation to the quarterly information taken as a whole.

Salvador, April 27, 2004



PricewaterhouseCoopers
Auditores Independentes
CRC 2SP000160/O-5 "F" BA



Marco Aurelio de Castro e Melo
Contador CRC 1SP153070/O-3 "S" BA

Braskem S.A.

Balance Sheet at March 31                             (A free translation of the original in Portuguese)
In thousands of reais
-------------------------------------------------------------------------------------------------------------------


Assets                                                                               3/31/2004            12/31/2003
                                                                         ----------------------    ------------------
                                                                                   (Unaudited)

Current assets
   Cash and banks                                                                    1,226,853               167,236
   Trade accounts receivable                                                         1,091,346               896,199
   Marketable securities                                                                 2,888               302,213
   Related parties                                                                                            21,652
   Inventories                                                                         954,181               696,141
   Taxes recoverable                                                                   578,485               279,786
   Prepaid expenses                                                                     42,368                47,761
   Dividends and interest on own capital                                                22,492                30,203
   Advances to suppliers                                                                46,774                50,279
   Other                                                                                75,842                45,528
                                                                         ----------------------    ------------------

                                                                                     4,041,229             2,536,998
                                                                         ----------------------    ------------------

Long-term receivables
   Trade accounts receivable                                                                                  24,745
   Related companies                                                                 1,019,895               945,081
   Taxes recoverable                                                                   296,896               544,685
   Judicial deposits                                                                   157,294               137,718
   Deferred income tax                                                                 165,620               165,620
   Inventories                                                                         112,620                62,513
   Marketable securities                                                                63,755                34,199
   Other                                                                                 2,274                   560
                                                                         ----------------------    ------------------

                                                                                     1,818,354             1,915,121
                                                                         ----------------------    ------------------

Permanent assets
   Investments
      Associated companies                                                              41,833                33,505
      Subsidiaries and jointly-controlled entities                                   3,478,628             4,410,474
      Other investments                                                                  8,364                 5,239
   Property, plant and equipment                                                     4,686,966             3,532,437
   Deferred charges                                                                  2,313,514             1,623,968
                                                                         ----------------------    ------------------

                                                                                    10,529,305             9,605,623
                                                                         ----------------------    ------------------

Total assets                                                                        16,388,888            14,057,742
                                                                         ======================    ==================

Braskem S.A.

Balance Sheet at March 31                             (A free translation of the original in Portuguese)
In thousands of reais                                                                                (continued)
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity                                                  3/31/2004           31/12/2003
                                                                            --------------------    ------------------
                                                                                    (Unaudited)
Current liabilities
   Loans and financing                                                                2,451,832             2,474,482
   Debentures                                                                           462,897                19,196
   Suppliers                                                                          1,452,119             1,114,330
   Taxes, charges and social contributions payable                                      158,221                45,117
   Dividends payable                                                                        749                   749
   Related parties                                                                      899,801               698,538
   Advances from customers                                                               51,342                80,375
   Salaries and social charges                                                           43,057                43,970
   Other                                                                                 23,326                73,616
                                                                            --------------------    ------------------
                                                                            --------------------    ------------------

                                                                                      5,543,344             4,550,373
                                                                            --------------------    ------------------

Long-term liabilities
   Loans and financing                                                                3,866,185             2,666,328
   Debentures                                                                         1,880,365             1,472,804
   Provisions for negative equity of investments                                        704,325               698,691
   Advances for purchase of credit rights                                                                      80,514
   Related parties                                                                      692,028             1,762,396
   Suppliers                                                                             62,512                61,341
   Taxes and contributions payable                                                    1,015,671               500,155
   Deferred taxes and contributions                                                       9,558                 9,705
   Other accounts payable                                                               107,992                97,116
                                                                            --------------------    ------------------

                                                                                      8,338,636             7,349,050
                                                                            --------------------    ------------------

Deferred income                                                                          33,695
                                                                            --------------------    ------------------

Shareholders' equity
   Paid-up capital                                                                    2,192,018             1,887,422
   Capital reserves                                                                     735,877               734,178
   Accumulated deficit                                                                (454,682)             (463,281)
                                                                            --------------------    ------------------

                                                                                      2,473,213             2,158,319
                                                                            --------------------    ------------------

Total liabilities and shareholders' equity                                           16,388,888            14,057,742
                                                                            ====================    ==================



The accompanying notes are an integral part of these financial statements.

Braskem S.A.


Statement of Operations                              (A free translation of the original in Portuguese)
In thousands of reais
------------------------------------------------------------------------------------------------------


                                                              1/1/04           1/1/04           1/1/03            1/1/03
                                                          to 3/31/04       to 3/31/04       to 3/31/03        to 3/31/03
                                                          ----------       ----------       ----------        ----------

                                                         (Unaudited)      (Unaudited)      (Unaudited)        (Unaudited)
Gross sales
   Domestic market                                         2,343,455        2,343,455        2,051,691        2,051,691
   Foreign market                                            354,136          354,136          325,615          325,615
   Deductions from gross sales                              (613,958)        (613,958)        (492,482)        (492,482)
                                                          ----------       ----------       ----------       ----------

Net sales revenue                                          2,083,633        2,083,633        1,884,824        1,884,824
Cost of sales and/or services rendered                    (1,540,215)      (1,540,215)      (1,568,852)      (1,568,852)
                                                          ----------       ----------       ----------       ----------

Gross profit                                                 543,418          543,418          315,972          315,972
                                                          ----------       ----------       ----------       ----------

Operating (expenses) income
   Selling                                                   (34,779)         (34,779)          (9,951)          (9,951)
   General and administrative                                (73,284)         (73,284)         (42,918)         (42,918)
   Financial
      Financial income                                        89,619           89,619           21,794           21,794
      Financial expenses                                    (453,928)        (453,928)        (145,411)        (145,411)
Depreciation and amortization                                (75,909)         (75,909)         (49,282)         (49,282)
Other operating income                                                                          10,016           10,016
Other operating expenses                                       8,582            8,582          (24,694)         (24,694)
Equity in the earnings of subsidiary
  and associated companies
   Result of equity accounting                                66,388           66,388           49,174           49,174
   Amortization of (goodwill)
     negative goodwill, net                                  (70,434)         (70,434)         (60,592)         (60,592)
   Exchange variation                                         (2,344)          (2,344)          37,581           37,581
   Provision for negative
     equity of subsidiaries                                   16,665           16,665           10,455           10,455
   Other                                                        (446)            (446)          37,794           37,794
                                                          ----------       ----------       ----------       ----------

Operating income (loss)                                       13,548           13,548          149,938          149,938

Braskem S.A.


Statement of Operations                              (A free translation of the original in Portuguese)
In thousands of reais                                                                       (continued)
------------------------------------------------------------------------------------------------------



                                                              1/1/04           1/1/04            1/1/03          1/1/03
                                                          to 3/31/04       to 3/31/04        to 3/31/03      to 3/31/03
                                                          ----------       ----------        ----------      ----------

                                                         (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)
Non-operating income (loss), net                               2,098            2,098             (773)            (773)
                                                          ----------       ----------       ----------       ----------

Income (loss) before tax                                      15,646           15,646          149,165          149,165
Provision for income tax and
  social contribution                                         (7,194)          (7,194)         (19,583)         (19,583)
Deferred Income Tax                                              147              147
                                                          ----------       ----------       ----------       ----------


Net income (loss) for the period                               8,599            8,599          129,582          129,582
                                                          ==========       ==========       ==========       ==========





The accompanying notes are an integral part of these financial statements.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


1    Operations

(a) Braskem S.A. ("Braskem" or "Company") is the main Brazilian manufacturer of petrochemical and thermoplastic products. Its objectives are the manufacturing, selling, importing and exporting of chemical and petrochemical products and fuels, as well as the production and supply of utilities such as steam, water, compressed air and electric power to the companies in the Camacari Petrochemical Complex in Bahia, Brazil ("Northeast Petrochemical Complex"), and the rendering of services to those companies. The Company also invests in other companies, either as partner or shareholder.

(b)  Formation of Braskem

(i) Merger of OPP Produtos Petroquimicos S.A. ("OPP PP") and acquisition of 52114 Participacoes S.A. ("52114")

     . On August 16, 2002, OPP PP, the holding company of the chemical and petrochemical assets of the Odebrecht Group, was merged into Braskem, which issued shares representing 43.7% of the total and voting capital to the Odebrecht Group. The main assets of OPP PP were 29.46% of the total and voting capital of Copesul - Companhia Petroquimica do Sul ("Copesul") and 81.3% of the total and 100% of the voting capital of OPP Quimica S.A. ("OPP Quimica"), which held 64.6% of the voting capital of Trikem S. A. ("Trikem").

     . The Company acquired and merged 52114, the holding company of the chemical and petrochemical assets of the Mariani Group and issued shares representing 3.6% of the Company's total and voting capital to Pronor Petroquimica S.A. ("Pronor"), a subsidiary of the Mariani Group. The main asset of 52114 was the ownership percentage of 92.3% in the total capital of Nitrocarbono S.A. ("Nitrocarbono").

     The Company assumed the goodwill amounts already recorded in the shareholders' equity of the merged companies, being: (1) R$ 1,935,406 in OPP PP, directly related to expected future profitability and the surplus of market over recorded values of property, plant and equipment of OPP Quimica and Trikem; (2) R$ 281,639 in OPP PP relating to its participation in Copesul, based on expected future profitability; and (3) R$ 56,611 in 52114, directly related to the surplus of market over recorded values of property, plant and equipment of Nitrocarbono.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(ii) Exchange offer of remaining shares of Nitrocarbono and merger of subsidiaries

     In February 2003, due to the merger of 52114, a Public Offer (OPA) was concluded for the remaining voting shares of Nitrocarbono's capital not held by the Company. On February 13, 2003, immediately after the purchase of the shares by Braskem, which was the object of this offer, the Company held 99.99% of Nitrocarbono's voting capital and 93.80% of total capital.

     On March 31, 2003, OPP Quimica, Nitrocarbono and the subsidiary Economico S.A. Empreendimentos ("ESAE") were merged into Braskem. Before the merger of OPP Quimica, Odebrecht Quimica S.A. ("Odequi") transferred to the Company its OPP Quimica shares.

     . The net asset variations of the merged companies as from January 1, 2003 are part of the Company's equity. Accordingly, each line of the statement of operations of Braskem in 2003 includes the amounts of the merged companies.

     . The merged assets included the investments in Trikem, OPE Investimentos S.A. ("OPE Investimentos") and Copene Participacoes S.A. ("Copene Participacoes").

     . The Company's capital was increased by R$ 37, through the transfer of the net assets of Nitrocarbono, less the interest in that investee held by the Company. As a result, 67,698 Class "A" preferred shares were issued, and the capital increased to R$ 1,845,436. The shares which could not be issued to the withdrawing shareholders of Nitrocarbono were sold on the stock exchange, as decided at the General Shareholders' Meeting.

(iii) Capital increase in Odequi

     Also in March 2003, the Company increased the capital in the subsidiary Odequi, in the amount of R$ 1,194,098, with the contribution of its shares in Trikem and OPE Investimentos, amounting to R$ 1,042,144 and R$ 151,954, respectively. The capital increase was based on the February 28, 2003 financial statements.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(iv) Debt assumption and capital decrease in Copene Participacoes

     Pursuant to a Private Debt Assumption Agreement, dated June 30, 2003, the Company assumed the Copene Participacoes' debt with Polialden Petroquimica S.A. ("Polialden"), based on the balance as at May 31, 2003, of R$ 30,158. In conformity with the same agreement, the Company assumed the liability relating to the loans obtained by Copene Participacoes from the BNDES (May 31, 2003 - R$ 38,910) for the acquisition of shares in the privatization of Polialden and Politeno Industria e Comercio S.A. ("Politeno"), through an amendment signed by Copene Participacoes, the National Bank for Economic and Social Development (BNDES) and the Company.

     On June 30, 2003, Copene Participacoes reduced its capital by R$ 338,125, with no change in the number of shares. As a result of this reduction, the Company received shares held by Copene Participacoes in Polialden and Politeno, amounting to R$ 177,503 and R$ 160,622, respectively.

(v) Sale of shares of Norcell S.A. ("Norcell") and acquisition of shares of CETREL S.A. - Empresa de Protecao Ambiental ("CETREL")

     On July 31, 2003, the Company sold to the affiliates of Klabin S.A. ("Klabin") 75% of the Norcell's capital, for R$ 74,642, originally to be received in 32 quarterly installments as from October 2003. In September 2003 the Company negotiated the early settlement of those installments with a discount of R$ 28,070. In relation to this operation, the Company agreed to transfer an additional of 10.54% of Norcell's total capital to Klabin in exchange for 4.99% of CETREL's common shares held by Klabin. Accordingly, the Company's ownership percentage in CETREL's total capital was increased from 21.08% to 26.07%.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(vi) Acquisition of Trikem and Polialden's common shares held by Mitsubishi Chemical Corporation ("Mitsubishi") and by Nissho Iwai Corporation ("Nissho Iwai")

     In July 2003, the Company increased its direct and indirect participation in the voting capital of Trikem and Polialden to 87.9% and 100%, respectively, in transactions with the minority stockholders, Mitsubishi and Nissho Iwai. Mitsubishi sold its participations in Trikem and Polialden for R$ 28,008 and R$ 21,637, respectively, which included an installment to be paid of R$ 5,464, subject to the final outcome of a lawsuit filed by minority shareholders of Polialden. Additionally, in the case of a favorable outcome to Polialden, the amount to be paid will be increased by R$ 16,173 .

     Nissho Iwai exchanged its participations in Trikem and Polialden for a participation in Braskem, through the contribution of the net equity of NI Participacoes Ltda., a subsidiary of Nissho Iwai, the sole assets of which were the participations in Trikem and Polialden. The valuation report on the book value of the merged company was prepared by independent experts on May 31, 2003, the base date of the merger, and submitted to the approval of the Shareholders' Meeting. As a result of this operation, the Company's capital was increased by R$ 39,655, with the issue of 54,314,531 common shares, to R$ 1,887,422 (Note 18(a)).

(vii) Purchase of minority interest and merger of Trikem

     On December 4, 2003, the Company concluded the Public Offer (OPA), intended to exchange Trikem's shares for Class "A" preferred shares or common shares of the Company, with the acceptance of 99% of minority shareholders. The exchange ratio was 20 Class "A" preference of the Company for 69.47 common shares of Trikem. Accordingly, the Company assigned 438,270,001 Class "A" preferred shares, in the amount of R$ 7,144, in exchange for 1,522,330,867 common shares of Trikem, in the amount of R$ 15,943, resulting in a discount of R$ 8,799.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The Extraordinary General Meeting, held on January 12, 2004, approved the partial spin-off of Odequi, with the contribution and merger of the spun-off portion to Braskem. The spun-off portion comprised 13,841,438,730 common shares and 11,123,910,124 preferred shares of Trikem, corresponding to 64.43% and 41.02% of its voting and total capital, respectively. The amount of the spun-off portion of ODEQUI was R$ 1,082,648, according to the appraisal report issued by independent experts, based on the balance sheet of ODEQUI at October 31, 2003. Due to this partial spin-off, 11.066.514 Odequi's common shares, held by the Company, were cancelled.

     On January 15, 2004, the shareholders approved the merger of Trikem into the Company based on Trikem's book value at October 31, 2003, amounting to R$ 656,040. The ratio to exchange Trikem shares for Braskem shares was based on the shareholders' equity evaluated at market value, pursuant to the appraisal reports prepared by a specialized company as of October 31, 2003. Because of the merger, the capital of Braskem increased by R$ 304,596, with the issue of 8,136,165,484 Braskem Class "A" preferred shares to be distributed to Trikem's shareholders.

     To ensure the tag-along rights of Trikem's preferred shareholders, it was decided that the ratio for the exchange of Trikem shares for Braskem preferred shares would be the same used in Trikem's OPA, completed on December 4, 2003, which was intended for Trikem's common shareholders.

     The assessments of shareholders' equity at market value of Braskem and Trikem, and the stock exchange relationships, were as follows:

                                                                                                        BRASKEM               TRIKEM
                                                                                               ----------------  -------------------
Number of shares (in thousands) (*)                                                                  68,432,133           60,868,763
Shareholders' equity at market value (in R$)                                                   5,733,160,995.68     1,439,109,292.58
Amount per thousands of shares based on shareholders' equity at
   market value (in R$)                                                                                   83,78                23,64
Exchange of shareholders' equity at market value                                                              1                 3,54
Exchange of Trikem's preference and common shares for Braskem's
   Class "A" preferred shares in the current merger                                                           1                 3,47
Standard batch of shares                                                                                  1,000                1,000

(*) Except treasury stock.

     After the merger of Trikem, the Company's capital totaled R$ 2,192,018, comprising 25,730,061,841 common shares, 51,230,857.903 Class "A" preferred shares and 229,154,800 Class "B" preferred shares (Note 18(a)).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(viii) Merger of COPENE MONOMEROS ESPECIAIS S. A. ("MONOMEROS")

     Through the Agreement for Purchase and Sale of Shares, dated February 3, 2004, the Company purchased the total shares of MONOMEROS held by minority shareholders, becoming the owner of 100% of the shares of this subsidiary. The acquisition price totaled R$ 14,786, corresponding to the book value of the shares acquired as at December 31, 2003.

     At March 31, 2004, the Extraordinary General Meeting approved the merger of MONOMEROS at its equity value, in the amount of R$ 115,832, based on the appraisal report dated December 31, 2003. The net asset variations of MONOMEROS, in the first quarter of 2004, were recorded in the results of Braskem under equity in the results.

     The Company and its subsidiaries, as participants in the restructuring process of the Brazilian petrochemical industry, may be affected in economic and/or corporate aspects by the outcome of this process.

(c)  Corporate governance and Administrative Council for Economic Defense (CADE)

     On February 13, 2003 Braskem enrolled in Level 1 of Differentiated Corporate Governance of the Sao Paulo Stock Exchange (BOVESPA), which mainly commits the Company to improvements in providing information to the market and in the dispersion of shareholdings (25% of "free-float"). Upon enrollment in Level 1, Braskem assumed the commitment of enrolling in Level 2 of BOVESPA by the end of 2004.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In accordance with legislation, the concentration resulting from the change in control of Braskem was notified on a timely basis to the anti-trust authorities. In July 2002, the Secretariat for Economic Monitoring of the Finance Ministry (SEAE) issued a favorable opinion on the operation. On May 2, 2003, the favorable opinion of the Secretariat for Economic Rights (SDE) was published without any restriction. The operation has been submitted for the review and analysis of the CADE, but has not been judged up to the present time.

(d)  Net working capital

     At March 31, 2004, the Company's net working capital was negative by R$ 1,502,115, including the amount of R$ 894,724 payable to the subsidiary Odequi. At December 31, 2003, this working capital was also negative by R$ 2,013,375. In relation to the consolidated financial statements, at March 31, 2004, the net working capital was positive by R$ 259,587 (R$ 381,992, negative, at December 31, 2003).

     At March 31, 2004, current liabilities include the amount of R$ 1,130,123 relating to advances on foreign exchange contracts, prepayment of exports and advances from foreign customers, to be offset against future exports of the Company and its subsidiaries. In order to maintain the positive growth of the consolidated net working capital, management expects to raise new long-term funds, to augment the cash generated by the operations of the Company and its subsidiaries.


2    Presentation of the Financial Statements

     The Company's financial statements were prepared in conformity with the accounting practices adopted in Brazil and also in compliance with the standards and procedures determined by the CVM.

     The comparison of the information for the quarter ended March 31, 2004 with the information for March 31 and December 31, 2003 must take into account the corporate restructuring mentioned in Note 1(b), especially the mergers of Trikem and MONOMEROS, which occurred on January 15 and March 31, 2004, respectively.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     For a better comparison, summarized below are the financial statements of the companies merged in the first quarter of 2004, which balances are included in the financial statements at March 31, 2004. Up to December 31, 2003, the results of these companies were reflected in Braskem, on the equity method:

                                                               December 31, 2003
                                               ---------------------------------

                                               MONOMEROS                  Trikem
                                               --------- -----------------------
Assets

Current                                           17,445                 413,334
  Cash and banks                                   1,507                  23,628
  Trade accounts receivable                        4,124                 169,064
  Inventories                                      8,818                 173,161
  Taxes recoverable                                2,992                  16,582
  Prepaid expenses                                                        25,610
  Other                                                4                   5,289

Long-term receivables                             74,794                 997,380
  Related companies                               74,347                 878,120
  Taxes and contributions recoverable                                     49,559
  Other                                              447                  69,701

Permanent assets                                  40,885               1,211,182
   Investments                                                           290,064
   Property, plant and equipment                  40,679                 854,745
   Deferred charges                                  206                  66,373

                                                 -------               ---------
                                                 133,124               2,621,896
                                                 =======               =========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


                                                               December 31, 2003
                                               ---------------------------------

                                               MONOMEROS                  Trikem
                                               --------- -----------------------

Liabilities
   Current liabilities                            17,292                 583,994
      Financing                                                          325,514
      Advances on foreign exchange contracts       5,793
      Suppliers                                    6,980                 122,381
      Taxes payable                                2,256                  56,960
      Other                                        2,263                  79,139

   Long-term liabilities                                               1,373,305
     Financing                                                           821,264
     Taxes and contributions payable                                     490,486
     Other                                                                61,555

   Shareholders' equity                          115,832                 664,597
      Capital                                     87,740                 809,085
      Capital reserve                             16,250                 103,698
      Revenue reserve                              3,325
      Retained earnings (accumulated deficit)      8,517               (248,186)

                                                 -------               ---------
                                                 133,124               2,621,896
                                                 =======               =========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


Statement of income for the quarter ended March 31, 2003:

                                                                          Trikem
                                                                       ---------
Statement of income
   Gross sales
      Domestic market                                                   444,287
      Foreign market                                                     83,827
   Sales taxes, freights and returns                                   (123,068)
   Cost of sales and services                                          (271,173)
                                                                       --------

   Gross profit                                                         133,873
                                                                       --------

   Operating income (expenses)
      Selling, general and administrative                               (17,329)
      Depreciation and amortization                                      (1,768)
      Financial, net                                                     50,297
      Result from subsidiary and
        associated companies                                            (13,713)
      Other                                                               5,385
                                                                       --------
                                                                         22,872
                                                                       --------

   Operating profit                                                     156,745

   Non-operating expenses, net                                             (570)
                                                                       --------

   Income before income tax                                             156,175

   Income tax                                                           (25,158)
                                                                       --------

   Net income for the quarter                                           131,017
                                                                       ========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


3    Principal Accounting Practices

(a)  Use of estimates

     In the preparation of the financial statements, it is necessary to use estimates to record certain assets, liabilities and transactions. The financial statements of the Company include, therefore, various estimates regarding the selection of the useful lives of property, plant and equipment, as well as provisions for contingencies, income tax and other similar charges.

(b)  Determination of results of operations

     Sales revenue is recognized when the risk and products are transferred to the Company's customers. Normally, this transfer occurs when the product is delivered to the customer or carrier.

     Results of operations are determined on the accrual basis of accounting. The provisions for income tax and Value Added Tax on Sales and Services
     (ICMS) expenses are recorded gross of the tax incentive portions, with the amounts related to tax exemption and reduction recorded in capital reserves.

     In accordance with the requirements of CVM Deliberation 273 and Instruction 371, the deferred income tax is stated at probable realizable value, expected to occur as described in Note 16 (b).

     The Company has recognized in results for the period the market value of derivative contracts relating to liabilities indexed to foreign currency or to international interest rates. At March 31, 2004, the market value of the contracts was positive by R$ 2,776 (Note (4)). At March 31, 2003, the market value of the existing contracts was negative by R$ 5,204.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Current assets and long-term receivables

     Cash and cash equivalents comprise, mainly, demand deposits and investments with a ready market or falling due within 90 days. Of the balance of R$ 1,226,853, the amount of R$ 1,002,205 was applied in fixed income funds.

     Marketable securities are stated at the lower cost or market value, plus income accrued up to the balance sheet date. The derivative instruments are stated at the estimated fair value, based on market quotations for similar instruments in relation to future foreign exchange and interest rates.

     The allowance for doubtful accounts is constituted in an amount considered sufficient to cover estimated losses on the realization of the receivables, taking into account the Company's loss experience, and includes amounts in litigation.

     Inventories are stated at average purchase or production cost, which is lower than replacement cost or realizable value. Imports in transit are stated at the accumulated cost of each import. The inventories of consumption materials are classified in current assets or long-term receivables, based on the Company's estimates concerning the consumption date.

     The other assets are shown at realizable values, including, where applicable, accrued income and monetary variations, or at cost in the case of prepaid expenses.

(d)  Permanent assets

     These assets are stated at cost plus restatements for inflation through December 31, 1995, and consider the following:

     . Investments in subsidiaries and associated companies are accounted for on the equity method, plus unamortized goodwill/discount. Goodwill is calculated as the difference between the amount paid and the book value of net assets acquired. Goodwill is based on the surplus of market over recorded values of assets and the expected future profitability of the investees and is amortized over ten years, in the case of future profitability. Goodwill relating to the surplus of assets is amortized based on the useful lives of the corresponding assets. Goodwill from merged companies is transferred to property, plant and equipment and deferred charges, when based on the surplus of assets and expected future profitability of the investees, respectively. Other investments are carried at the cost of acquisition.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     . Property, plant and equipment are shown at acquisition or construction cost and, as from 1997, include capitalized interest incurred during the expansion of the production capacity of the plants.

     . Depreciation of property, plant and equipment is recorded on the straight-line method at the rates mentioned in Note 11.

     . Amortization of deferred charges is recorded over a period of up to ten years, as from the time benefits begin to accrue.

     . Programmed production stoppages for maintenance occur between intervals of one to six years. Costs that increase the useful lives of assets or used to increase production are recorded in deferred assets and amortized during the expected period of benefit.

(e)  Current and long-term liabilities

     These liabilities are stated at known or estimated amounts, including accrued charges and monetary and exchange adjustments, when applicable.

     The provision for the negative equity of subsidiaries is recorded based on the net capital deficiency (excess of liabilities over assets) of these companies, and is recorded in long-term liabilities with a corresponding entry against the equity results in subsidiary and associated companies in the statement of operations.

     Pension plans of defined benefit schemes are recorded in accordance with the calculations made by independent actuaries, based on the assumptions provided by the Company.

     Provisions are recorded based on (i) current legislation (despite the expectation of legislation being considered unconstitutional); (ii) the necessity to eliminate contingent gains on the offset of tax credits arising from lawsuits and (iii) estimates of payments under legal actions for damages considered as probable.

(f)  Deferred income

     The discount on the merger of companies, based on expected future profitability, is recorded in deferred income.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(g)  Consolidated financial statements

     The consolidated financial statements include the financial statements of the Company and its subsidiaries and jointly-controlled entities, in which it has direct or indirect share control, as shown below:

                                                                                  Interest in total capital - %
                                                                              ----------------------------------

                                                         Head office
                                                           (country)             MAR/2004   DEC/2003   MAR/2003
                                                         -----------            ---------  ---------  ---------
Subsidiaries
  MONOMEROS                                            (i)    Brazil                           87.24      87.24
  Copene Participacoes                                        Brazil               100.00     100.00     100.00
  CPN Distribuidora de Combustiveis Ltda. ("CPN
  Distribuidora")                                             Brazil               100.00     100.00     100.00
  CPN Incorporated Ltd. ("CPN Inc.")                          Cayman Islands       100.00     100.00     100.00
  CPP - Companhia Petroquimica Paulista ("CPP")               Brazil                90.71      90.71      90.71
  Investimentos Petroquimicos Ltda. ("IPL")                   Brazil               100.00     100.00     100.00
  Lantana Trading Company Inc. ("Lantana")                    Bahamas              100.00     100.00     100.00
  Odequi                                               (ii)   Brazil                97.45      98.63      97.21
  Odequi Investments Ltd. ("OIL")                             Bahamas              100.00     100.00     100.00
  Odequi Overseas Inc. ("OVERSEAS")                           Cayman Islands       100.00     100.00     100.00
  OPP Finance Ltd. ("OPP Finance")                            Cayman Islands       100.00     100.00     100.00
  OQPA Administracao e Participacoes Ltda. ("OQPA")           Brazil               100.00     100.00     100.00
  Polialden                                            (iii)  Brazil                56.27      56.27
  Proppet Overseas Ltd.                                (iv)   Bahamas                         100.00     100.00
  Tegal Terminal de Gases Ltda. ("Tegal")              (v)    Brazil                90.79      84.36      84.36
  Trikem                                               (vi)   Brazil                           12.55       1.77
  Companhia Alagoas Industrial - CINAL ("CINAL")       (vii)  Brazil                63.03
  CPC Cayman Ltd. ("CPC Cayman")                       (vii)  Cayman Islands       100.00
  Odebrecht Mineracao e Metalurgia Ltda. ("OMML")      (vii)  Brazil               100.00
  TRK Brasil Trust S.A. ("TRK")                        (vii)  Brazil               100.00

Jointly-controlled entities                            (viii)
  CETREL                                               (ix)   Brazil                40.56      26.07      21.08
  Codeverde Companhia de Desenvolvimento
       Rio Verde ("CODEVERDE")                                Brazil                35.44      35.44      35.42
  Copesul                                              (x)    Brazil                23.67      23.67      23.67
  Norcell                                              (xi)   Brazil                                      86.15
  Politeno                                             (iii)  Brazil                33.88      33.88

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The indirect holdings included in the consolidation are as follows:

                                                                                 Interest in total capital - %
                                                                         --------------------------------------

                                                        Head office
                                                        (country)            MAR/2004    DEC/2003     MAR/2003
                                                        ---------------- ------------- ------------------------
Direct subsidiaries of ODEQUI
  OPE Investimentos                              (xii)  Brazil                  89.41       89.41        89.41
  Trikem                                                Brazil                              41.02        41.51

Direct subsidiaries of Trikem
  CINAL                                                 Brazil                              63.03        47.06
  CPC Cayman                                            Cayman Islands                     100.00       100.00
  OMML                                                  Brazil                             100.00       100.00
  TRK                                                   Brazil                             100.00       100.00

Direct and jointly-controlled entities of         iii)
Copene Participacoes                             (
  Polialden                                             Brazil                                           42.64
  Politeno                                              Brazil                                           34.66

Direct subsidiary of Poliaden
  Poliaden America Inc. ("Poliaden America")            USA                    100.00      100.00       100.00

Direct subsidiary of COPESUL
  COPESUL International Trading Inc.                    Bahamas                100.00      100.00       100.00

Direct subsidiary of Norcell                     (xi)
  Copener Florestal Ltda.                               Brazil                                          100.00

(i)       Company merged on March 31, 2004 (Note 1(b-viii)).
(ii) On a consolidated basis, the total participation in the capital of ODEQUI, including the participation held by the subsidiary OVERSEAS, is 100%.
(iii) As described in Note 1(b-iv), in June 2003, the Company obtained direct ownership in Polialden and Politeno. (iv) Liquidated in the first quarter of 2004. (v) Due to the merger of Trikem, the participation in the capital of Tegal is 90.79%. (vi) Company merged in January 15, 2004 (Note 1(b-vii)).
(vii)     Direct subsidiaries, as from the merger of Trikem.
(viii)    Investments were proportionally consolidated, as prescribed in CVM
          Instruction 247/96.
(ix) Due to the merger of Trikem, the Company's direct interest in CETREL is 40.56%. On a consolidated basis, the total participation in the capital of CETREL, including the participation held by Polialden, is 41.01%.
(x) On a consolidated basis, the total participation in the capital of COPESUL, including the participation held by the subsidiary OPE
          Investimentos, is 29.46%.
(xi)      Investment sold in July 2003 (Note 1(b-v)).
(xii)     On a consolidated basis, the total participation in the capital of OPE
          Investimentos, including the participation held by the subsidiary
          OVERSEAS, is 100%.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The intercompany investments and the equity in the results, as well as the intercompany assets, liabilities, income, expenses and unrealized gains arising from transactions between consolidated companies were eliminated in the consolidated financial statements. Minority interests in the equity and in the results of subsidiaries has been segregated in the consolidated balance sheet and statement of operations.

     Minority interest corresponds to the respective participations in CINAL, CPP, Polialden, Tegal, MONOMEROS and Trikem (MONOMEROS and Trikem solely for the result of the first quarter of 2003 and balance at December 31,
     2003).

     For a better presentation of the consolidated financial statements, the cross-holding between the subsidiary Copene Participacoes and the Company, which arose from the corporate restructuring, was reclassified to treasury stock. The subsidiary Copene Participacoes holds 145,082,980 common shares and 72,541,480 Class "A" preferred shares, representing 0.32% of the Company's total capital.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The reconciliation between the parent company and consolidated shareholders' equity and net income is as follows:

                                                                                                                  Net income for the
                                                                             Shareholders' equity                            quarter
                                                                          -----------------------           ------------------------
                                                                          Mar/04           Dec/03           Mar/04            Mar/03
                                                                          ------           ------           ------            ------
Parent company                                                         2,473,213        2,158,319            8,599          129,582
Cross-holding classified as treasury stock                               (13,110)         (13,110)
Exclusion of the gain on sale of investments among related
companies                                                                (31,605)         (32,635)           1,031            1,032
                                                                      ----------       ----------       ----------       ----------

Consolidated                                                           2,428,498        2,112,574            9,630          130,614
                                                                      ==========       ==========       ==========       ==========

4    Marketable Securities and Other Investments

                                                  Mar/04                  Dec/03
                                                  ------                  ------

   Bank Certificates of Deposit (CDB)                                    302,101
   Debentures                                        112                     112
   Derivatives (Note 3(b))                         2,776
   Shares of associated company
     held for sale                                20,468                  19,562
   Debentures with participation
     in profits                                    7,422                  10,421
   Subordinated quotas of investment
     funds                                        31,651
   Northeast Investment Fund (FINOR)
     and others                                    4,214                   4,216
                                                 -------               ---------
                                                  66,643                 336,412

Current assets                                   (2,888)               (302,213)
                                                 -------               ---------

Long-term receivables                             63,755                  34,199
                                                 =======               =========

     The shares of associated company held for sale refer to the book value of 20% of the capital of Borealis Brasil S.A. ("Borealis").

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


5    Trade Accounts Receivable

                                                  Mar/04                  Dec/03
                                                  ------                  ------
Customers
   Domestic market                               817,581                 722,481
   Foreign market                                414,830                 309,881
Advances on foreign deliveries                  (46,591)                (56,752)
Allowance for doubtful accounts                 (94,474)                (54,666)
                                               ---------               ---------

                                               1,091,346                 920,944
Long-term receivables                                                   (24,745)
                                               ---------               ---------

Current assets                                 1,091,346                 896,199
                                               =========               =========

The Company has been adopting an additional policy for realizing domestic trade accounts, consisting of the sale of its receivables to an investment fund operating with credit rights, which pays the Company earlier than the normal maturity dates of these customer receivables.

Advances for purchase of credit rights

On June 6, 2002, OPP Quimica and Trikem obtained funds from Multichem Trust S.A., in the amount of R$ 175,000, as an advance for assignment of credit rights, recorded as "Advances for purchase of credit rights". The securitization of receivables was never concluded and the amortization of this transaction began in the first quarter of 2003. The balance of R$ 113,400, at December 31, 2003, already including the merged company Trikem, was converted into debentures in January 2004 (Note 14).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


6    Inventories

                                                    Mar/04                Dec/03
                                                    ------                ------

Finished goods                                     513,755               287,516
Work in process                                     24,968                57,572
Raw materials, production inputs and packaging     168,567               150,163
Warehouse and maintenance materials                200,421               129,427
Advances to suppliers                              126,187               101,437
Imports in transit and others                       32,903                32,539
                                                 ---------             ---------

Total                                            1,066,801               758,654
Long-term receivables (*)                        (112,620)              (62,513)
                                                 ---------             ---------

Current assets                                     954,181               696,141
                                                 =========             =========

(*) Based on its turnover, part of the maintenance materials inventory was classified as long-term.

     Advances to suppliers and expenditures for imports in transit mainly relate to the acquisition of petrochemical naphtha, which is the main raw material of the Company.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


7    Judicial Deposits and Compulsory Loans

                                                  Mar/04                  Dec/03
                                                  ------                  ------
Judicial deposits
   Social Integration Program (PIS)/
      Social Contribution on Revenues
        (COFINS) (Note 15 (iii))                  78,302                  78,302
   Education contribution and National
      Institute of Social Security
        (INSS)                                    19,187                  17,677
   Work accident insurance                        14,080                  14,080
   Labor claims                                   16,421                   6,881
   Other                                          10,289                   5,742

Compulsory loan
   Eletrobras                                     19,015                  15,036
                                                 -------               ---------

Total                                            157,294                 137,718
                                                 =======               =========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


8    Related Parties

                                                           Long-term
                                      Current assets     receivables     Current liabilities     Long-term liabilities
                              ----------------------     -----------     -------------------     ---------------------
                                   Trade
                                accounts     Related         Related                 Related                   Related
                              receivable     parties         parties    Suppliers    parties     Suppliers     parties
                              ----------     -------         -------    ---------    -------     ---------     -------

Subsidiaries
  CINAL                                                                    13,192
  CPC Cayman                      3,914                       52,252
  CPN Distribuidora                                                                                                983
  CPN Inc.                                                   584,152      293,015
  CPP (i)                                                      3,850
  Lantana                       103,153                       77,171
  Odequi (ii)                                                                        894,724                   214,367
  OPE Investimentos                                                                                             78,817
  OQPA                                                       266,959
  Poliaden America                2,931
  Polialden                      10,996                                       789      5,077                   392,748
  Tegal (i)                                                    2,420                                               231

Jointly-controlled entities
  CETREL (i)                         59                          946        1,227
  CODEVERDE (i)                                                  413
  COPESUL                        15,617                                   460,270
  Politeno                       21,747

Associated company
  Petroflex Industria e
   Comercio
    S.A. ("Petroflex")           28,404

Related parties
  Petrobras                                                   28,866      269,643                   36,427
  Petrobras Distribuidora                                                   6,196                   24,585
   S.A.
  Other                                                        2,866                                             4,882
                                -------       ------       ---------    ---------    -------        ------   ---------
At March 31, 2004               186,821                    1,019,895    1,044,332    899,801        61,012     692,028
                                =======       ======       =========    =========    =======        ======   =========
                                -------       ------       ---------    ---------    -------        ------   ---------
At December 31, 2003            146,563       21,652         945,081      609,752    698,538        58,437   1,762,396
                                =======       ======       =========    =========    =======        ======   =========


(i)  The amounts presented in "Related companies", in long-term receivables, include amounts for advances for future capital increase.

(ii) The balance payable to ODEQUI, in the amount of R$ 1,109,091 will be settled up to June 2005 in accordance with the schedule agreed on by the parties.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Related Parties (continued)

                                                                                   Raw materials,
                                                                                         services
                                                                         Product    and utilities        Financial         Financial
                                                                           sales        purchases           income          expenses
                                                                         -------   --------------        ---------         ---------
Subsidiaries
   CINAL                                                                                   10,599
   CPC Cayman                                                              1,692                             1,628
   CPN Inc.                                                               56,737          264,327           14,226
   Lantana                                                                47,516                             1,561               201
   Monomeros                                                              11,912
   OMML                                                                                                        358
   Poliaden America                                                        1,516
   Polialden                                                              62,346            2,433                             15,805
   Tegal                                                                                    5,323               20
   TRK                                                                                                         406

Jointly-controlled entities
   CETREL                                                                    142            5,497
   COPESUL                                                                14,769          462,850                              4,462
   Politeno                                                              150,266

Associated companies
   Borealis                                                               31,265
   Petroflex                                                              66,022

Related parties
   Petrobras                                                                              741,886              829
   Petrobras Distribuidora S.A.                                                            45,151
   Other                                                                      33
                                                                         -------        ---------           ------            ------

At March 31, 2004                                                        444,216        1,538,066           19,028            20,468
                                                                         =======        =========           ======            ======

At March 31, 2003                                                        573,976        1,485,883           27,335            14,526
                                                                         =======        =========           ======            ======

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     "Trade accounts receivable" and "Suppliers" include the balances resulting from transactions mainly relating to the following sales and purchases of goods and services:

Sales of Braskem:

Company                                                      Products/inputs
----------------------------------------------------         -----------------------------------------------------
CPN Inc.                                                     Basic petrochemicals
Lantana                                                      Thermoplastic resins
MONOMEROS (*)                                                C4 chain, C5 chain and utilities
Polialden                                                    Ethylene and utilities
Politeno                                                     Ethylene and utilities

Purchases of Braskem:

Company                                                      Products/inputs
----------------------------------------------------         -----------------------------------------------------

COPESUL                                                      Ethylene, propane and utilities
CPN Inc.                                                     Naphtha
Petrobras                                                    Naphtha
Petrobras Distribuidora                                      Fuel
Tegal                                                        Storage of gases

(*) Company merged in the first quarter of 2004 (Note 1(b-viii)).

     Transactions with related parties are carried out at prices and on terms equivalent to the average practiced with third parties, considering the following:

     . The price of ethylene results from a process that shares the margin with the second generation companies of the petrochemical sector. This process consists of allocating the gross margin in proportion to the return on investments. The prices practiced for the other products are established based on various market factors, including international ones.

     . The price of naphtha supplied by Petrobras is negotiated between the Company and the other petrochemical companies using as a reference the price practiced in the European market. The Company is also importing naphtha at a volume equivalent to 30% of its consumption. The price reference is the international market (ARA).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


The related parties balances include current account balances, as follows:

Participating companies         Annual financial charges                                       Mar/04       Dec/03
------------------------------- -------------------------------------------------------- ------------- ------------
Subsidiaries
   Long-term receivables
       CPC Cayman               2004 - US$ exchange variation + 10.05%                         52,252
       CPN Inc.                 2004 - US$ exchange variation + 8.30%                         584,152      482,015
       Lantana                  2004 - US$ exchange variation + 3.80% to 4.35%                 77,171       84,400


   Long-term liabilities
         MONOMEROS              2004 - Free of charges                                                      74,347
         OPE Investimentos      2004 - Free of charges                                         78,817       78,817
         Polialden              2004 - 100% of CDI (Interbank Certificates of Deposit)        392,748      378,221
                                2003 - 100% of CDI + 0.65% (weighted average)
         Trikem                 2003 - 100% of CDI + 0.63% (weighted average)                              809,688

     The current accounts are used by the Company and its direct and indirect subsidiaries to centralize available cash in a pool for settlement of their obligations. Financial charges on remittances and balances of the pool of funds are agreed upon by the account holders, considering the costs of funds charged to the individual participants by financial institutions, in such a manner that the charges are paid/transferred to the Company.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


9        Taxes Recoverable

                                                  Mar/04                  Dec/03
                                               ---------               ---------

Value-added Tax on Sales and Services
(ICMS) recoverable                               227,904                 160,412
Excise Tax (IPI) recoverable
(normal operations)                               63,084                  49,427
Zero-rated IPI (i)                               402,790                 480,933
PIS - Decree Laws 2445/88 and 2449/88             52,419                  30,455
Income tax and social contribution                35,999                  36,676
Income tax on net income                          53,725                  51,866
Social Investment Fund (Finsocial)                14,221                   2,353
Other                                             25,239                  12,349
                                               ---------               ---------

                                                 875,381                 824,471

Current assets                                 (578,485)               (279,786)
                                               ---------               ---------

Long-term receivables                            296,896                 544,685
                                               =========               =========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(i)  Zero-rated IPI

     The Company and its merged companies OPP Quimica and Trikem filed a legal action to sustain the right to an IPI credit on the purchase of raw materials that are exempt from IPI or subject to a zero rate, having obtained a favorable decision from the Federal Supreme Court (STF) in relation to the operations in the State of Rio Grande do Sul. The STF decision was appealed by the National Treasury. The appeal no longer questions the right to the IPI credit, but requests further clarification concerning the calculation. This appeal does not affect the tax credit, in the amount of R$ 1,030,125, which was recorded by the merged company OPP Quimica at December 31, 2002. The Company has offset with federal taxes the amounts of R$ 630,472 and R$ 87,459, up to December 31, 2003 and in the first quarter of 2004, respectively. The Company also filed legal actions related to the purchase of raw materials in the States of Sao Paulo, Bahia and Alagoas, aiming at similar credit (Note 15(ii)).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


10   Investments

(a)  Information on the parent company's investments

                                                               Quantity of shares or quotas            Interest in
                                                                          owned (thousands)      total capital - %
                                                            -------------------------------- ----------------------

                                                                   Mar/04            Dec/03       Mar/04    Dec/03
                                                            --------------  ---------------- ------------ ---------
Subsidiaries
     Copene Participacoes                                       8,499,997         8,499,997       100.00    100.00
     CPN Distribuidora                                                354               354       100.00    100.00
     CPN Inc.                                                          95                95       100.00    100.00
     CPP                                                            4,666             4,666        90.71     90.71
     IPL (i)                                                          974               974       100.00    100.00
     MONOMEROS (ii)                                                                 683,393                  87.24
     Odequi                                                        12,527            23,922        97.45     98.63
     OIL                                                                5                 5       100.00    100.00
     OPP Finance                                                       50                50       100.00    100.00
     OQPA                                                         153,602           153,602       100.00    100.00
     OVERSEAS (i)                                                       1                 1       100.00    100.00
     Polialden                                                    363,057           363,057        56.27     56.27
     Proppet Overseas (iii)                                                               2                 100.00
     Tegal                                                         21,938            20,384        90.79     84.36
     Trikem (ii)                                                                  7,639,888                  12.55
     CINAL (iv)                                                   107,638                          63.03
     CPC Cayman (iv)                                                  900                         100.00
     OMML (iv)                                                        147                         100.00
     TRK (iv)                                                           2                         100.00

Jointly-controlled entities
     CETREL                                                           456               293        40.56     26.07
     CODEVERDE                                                      9,448             9,448        35.44     35.44
     COPESUL                                                    3,555,182         3,555,182        23.67     23.67
     Politeno                                                  20,757,722        20,757,722        33.88     33.88

Associated companies
     Rionil Compostos Vinilicos Ltda. ("Rionil") (iv)               3,061                          33.33
     Sansuy Industrias Quimicas S.A. ("Sansuy") (iv)                  271                          20.00
     Petroflex                                                    141,597           141,597        20.12     20.12

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


Information on the parent company's investments (continued)

                                                 ------------------------------------------------------------------
                                                                                     Adjusted shareholders' equity
                                                      Adjusted net income (loss)                      (net capital
                                                             for the period/year                       deficiency)
                                                 -------------------------------- ---------------------------------

                                                          Mar/04          Dec/03           Mar/04           Dec/03
                                                 ---------------- --------------- ---------------------------------
Subsidiaries
    CopeneParticipacoes                                     (72)          23,085           22,886           22,958
    CPN Distribuidora                                                                       3,542            3,542
    CPN Inc.                                             (2,782)         (5,256)           69,111           71,413
    CPP                                                                                     5,144            5,144
    IPL                                                                                        12               12
    MONOMEROS(ii)                                                          8,810                           115,833
    Odequi                                                15,741         (2,218)        1,274,531        2,341,438
    OIL                                                   11,860          33,269        (360,371)        (369,748)
    OPPFinance                                                             (775)         (33,791)         (33,566)
    OQPA                                                (11,553)       (126,439)         (64,380)         (52,827)
    OVERSEAS                                             (1,604)         (1,953)        (245,783)        (242,549)
    Polialden                                             12,097          75,382          461,082          448,180
    Proppet Overseas (iii)                                                 2,458
    Tegal                                                (1,637)         (7,087)           23,000           24,637
    Trikem(ii)                                                           342,800                           664,597
    CINAL (iv)                                               486                           88,468
    CPC Cayman (iv)                                      (2,234)                          224,687
    OMML (iv)                                              (355)                                6
    TRK (iv)                                               (345)                            1,199

Jointly-controlled entities
    CETREL                                               (3,495)         (6,480)           61,766           65,261
    CODEVERDE                                                                              41,072           41,072
    COPESUL                                              107,433         149,857        1,191,152        1,059,698
    Politeno                                              18,743          67,218          454,265          429,719

Associated companies
    Rionil (iv)                                              129                            5,817
    Sansuy (iv)                                          (1,309)                           11,448
    Petroflex                                             20,376          60,743          189,960          169,585

(i)  Quantity of shares or quotas in units.

(ii) Company merged in the first quarter of 2004 (Note 1(b)).

(iii) Company liquidated in the first quarter of 2004.

(iv) Direct subsidiaries, as from the merger of Trikem.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  Information on the direct and indirect subsidiaries' investments

                                                Quantity of shares or quotas                          Interest in
                                                           owned (thousands)                    total capital - %
                                           ---------------------------------- ------------------------------------

                                                     Mar/04           Dec/03          Mar/04               Dec/03
                                           ----------------- ---------------- --------------- --------------------

Odequi
   OPE Investimentos                                 50,169           50,169           89.41                89.41
   Trikem (i)                                                     24,965,348                                41.02

Polialden
   Poliaden America (ii)                                 60               60          100.00               100.00

                                                          Adjusted net income
                                                   (loss) for the period/year       Adjusted shareholders' equity
                                             ---------------------------------  ----------------------------------

                                                      Mar/04           Dec/03           Mar/04             Dec/03
                                             ---------------- ----------------  ---------------  -----------------

Odequi
   OPE Investimentos                                   7,616           13,374          146,153            138,537
   Trikem (i)                                                         342,800                             664,597

Polialden
   Poliaden America                                     (62)              268            1,329              1,364

(i)  Company merged in the first quarter of 2004 (Note 1(b)).

(ii) Quantity of shares or quotas in units.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Investment activity

                                                                      Subsidiaries and jointly-controlled entities
                                                 -----------------------------------------------------------------

                                                                                                            Mar/04
                                                 -----------------------------------------------------------------

                                                        CPC                      Copene            CPN
                                                     CAYMAN    CINAL      Participacoes  Distribuidora    CPN Inc.
                                                 ----------- ------------------------------------------ ----------
As of January 1                                                                  22,958          3,542      71,413
Additions through mergers (i)                       225,407     46,306
Equity in the results                               (2,234)        739             (72)                    (2,782)
Exchange variation on foreign investments             1,514                                                    480
                                                 ----------- ------------------------------------------ ----------

As of March 31                                      224,687     47,045           22,886          3,542      69,111
                                                 =========== ========================================== ==========

Goodwill (discount) on investments                             (8,711)
                                                 =========== ========================================== ==========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------



Investment activity (continued)

                                                                 Subsidiaries and jointly-controlled entities
                                         ---------------------------------------------------------------------

                                                                                                       Mar/04
                                         ---------------------------------------------------------------------

                                            CETREL            MONOMEROS        Odequi  Polialden       Trikem
                                         ------------- ----------------- ------------ ----------  -----------

As of January 1                                24,499           101,047     2,309,801    707,210       85,088
Addition through merger (i)                     9,456
Additions through
    acquisition/spin-off/exchange  of
    shares                                                       14,786                               269,074
Additions of goodwill due to
    merger/spin-off of subsidiaries                                                                   813,574
Write-off due to
    merger/spin-off/liquidation/
    capitalization                                            (118,863)   (1,082,648)               (356,493)
Goodwill transfer                                                                                   (801,195)
Equity in the results                         (1,418)             3,030        15,339      7,260        3,538
Amortization of goodwill                        (200)                                   (15,759)     (13,586)
Other                                                                           (446)
                                         ------------- ----------------- ------------- ------------ ----------

As of March 31                                 32,337                       1,242,046    698,711
                                         ============= ================= ============= ============ ==========

Goodwill on investments                         7,282                                    439,278
                                         ============= ================= ============= ============ ==========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------



                                                                      Subsidiaries and jointly-controlled entities
                                                  ----------------------------------------------------------------

                                                                                               Mar/04       Mar/03
                                                  ----------------------------------------------------------------


                                                       COPESUL  Politeno       Other            Total        Total
                                                  ------------- ----------  ------------  ------------ -----------

As of January 1                                        473,760    607,482         3,674     4,410,474    5,975,122
Addition through merger (i)                                                       1,584       282,753    3,582,838
Additions through acquisition/spin-off/exchange
    of shares                                                                    19,867       303,727
Addition of goodwill due to merger/spin-off
of                                                                                            813,574
   subsidiaries
Write-off due to merger/spin-off/liquidation/
   capitalization                                                                         (1,558,004)  (5,086,988)
Goodwill transfer                                                                34,844     (766,351)
Equity in the results                                   31,111      8,316       (1,486)        61,341       45,167
Amortization of goodwill                               (7,039)   (15,188)      (18,662)      (70,434)     (60,359)
Reversal of loss on investments and others                                                      (446)       28,546
Exchange variation on foreign investments                                                       1,994      (4,782)
                                                  ------------- ----------  ------------  ------------ -----------

As of March 31                                         497,832    600,610        39,821     3,478,628    4,479,544
                                                  ============= ==========  ============  ============ ===========

Goodwill on investments                                215,925    446,708       (1,489)     1,098,993    1,239,112
                                                  ============= ==========  ============  ============ ===========

(i)  Additions through mergers arise from the corporate restructuring described in Note 1(b).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


Investment activity of associated companies

                                                                                                               Associated companies
                                                   --------------------------------------------------------------------------------
                                                                                                               Mar/04        Mar/03
                                                   ------------------------------------------------------------------- ------------
                                                         Rionil            Sansuy             Other            Total          Total
                                                   ------------       -----------      ------------     ------------   ------------

As of January 1                                                                              33,505           33,505         21,771
Additions through mergers                                 1,960             2,227                              4,187
Equity in the results                                      (21)                63             4,099            4,141          4,553
Amortization of goodwill                                                                                                      (233)
                                                   ------------       -----------      ------------     ------------   ------------

As of March 31                                            1,939             2,290            37,604           41,833         26,091
                                                   ============       ===========      ============     ============   ============

Discount on investments                                                                       (614)            (614)          (459)
                                                   ============       ===========      ============     ============   ============


Subsidiaries with net capital deficiency

                                                                                     Provision for negative equity of investments -
                                                                                                              long-term liabilities
                                                                   ----------------------------------------------------------------
                                                                                                                             Mar/04
                                                                   ----------------------------------------------------------------
                                                                             OIL             OQPA      OPP Finance             OMML
                                                                   -------------    -------------    -------------    -------------

At the beginning of the period                                           369,748           52,827           33,566
Addition through merger of subsidiary                                                                                         8,935
Increase/reversal of the provision                                       (9,377)           11,553              225          (8,935)
                                                                   -------------    -------------    -------------    -------------

As of March 31                                                           360,371           64,380           33,791
                                                                   =============    =============    =============    =============

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


Subsidiaries with net capital deficiency (continued)

                                                                                     Provision for negative equity of investments -
                                                                                                              long-term liabilities
                                                                   ----------------------------------------------------------------
                                                                                                            Mar/04           Mar/03
                                                                   -----------------------------------------------    -------------

Provision for negative equity of investments                            Overseas              TRK            Total            Total
                                                                   -------------    -------------    -------------    -------------

At the beginning of the period                                           242,550                           698,691          790,104
Addition through merger of subsidiary                                                       9,027           17,962           40,101
Increase/reversal of the provision                                         3,233          (9,027)         (12,329)         (52,818)
                                                                   -------------    -------------    -------------    -------------

As of March 31                                                           245,783                           704,325          777,387
                                                                   =============    =============    =============    =============

(d)  Information on the main investees with operating activities

     Tegal

     Tegal is engaged in rendering services, for its own account or for third parties, of storage and transportation of liquid gases to companies located at the Camacari Petrochemical Complex.

     Polialden

     Polialden is engaged in the manufacture, processing, sale, import and export and any other activities related to the production or sale of high-density polyethylene and other chemical and petrochemical products. Polialden operates in an industrial unit in Camacari - Bahia.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     CETREL

     The activities of CETREL are to supervise, coordinate, operate and monitor environmental protection systems; carry out research in the environmental control area and in the recycling of waste and other materials recoverable from industrial and urban emissions; monitor the levels of environmental pollution of air quality, water resources and other vital elements; perform environmental diagnostics; prepare and implement projects of environmental engineering solutions; develop and install environmental management systems and those relating to quality, laboratory analyses, training, environmental education and also specification, monitoring and intermediation in the acquisition of materials of environmental protection systems.

     Politeno

     Politeno is engaged in the manufacture, processing, direct or indirect sale, consignment, export, import and transportation of polyethylene and by-products, as well as the participation in other companies. The main raw material for all of its products is ethylene, which is supplied by Braskem. Politeno operates in an industrial plant in Camacari - Bahia.

     COPESUL

     COPESUL is engaged in the manufacture, sale, import and export of basic petrochemical products and the production and supply of utilities, such as steam, water, compressed air, electrical energy, to the companies in the Triunfo Petrochemical Complex, in the state of Rio Grande do Sul, as well as providing various services to these companies.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


11   Property, Plant and Equipment

                                                                                          Mar/04           Dec/03
                                                  ----------------------------------------------       ----------            Annual
                                                                                                                       depreciation
                                                    Restated        Accumulated                                               rates
                                                        cost       depreciation              Net              Net                 %
                                                  ----------       ------------      -----------      -----------    --------------

Land                                                  21,264                              21,264            7,933
Buildings and improvements                           814,212          (328,239)          485,973          221,401           2 to 10
Machinery, equipment and installations             5,948,094        (2,110,566)        3,837,528        2,992,335        3.33 to 20
Mines and pits                                        26,004           (20,736)            5,268                            4 to 10
Furniture and fixtures                                35,093           (29,702)            5,391            2,005                10
Information technology                                48,467           (37,206)           11,261            4,396                10
Construction in progress                             309,998                             309,998          272,382
Other                                                 19,626            (9,343)           10,283           31,985          Up to 20
                                                  ----------       ------------      -----------      -----------

                                                   7,222,758        (2,535,792)        4,686,966        3,532,437
                                                  ==========       ============      ===========      ===========

     Construction in progress relates principally to the capacity expansion projects of the industrial units, operating improvements to increase the useful life of the machinery and equipment, as well as programs in the areas of health, technology and security.

     At March 31, 2004, property, plant and equipment include the appreciation, in the form of goodwill, of the assets originating from the merged companies (Note 1(b - vii, viii)), transferred in conformity with CVM Instruction 319/99, in the amount of R$ 1,038,366 (December 2003 - R$ 717,499).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


12   Deferred Charges

                                                                                                   Mar/04                     Dec/03
                                                                                           --------------             --------------

Cost
  Pre-operating expenses                                                                          238,854                    219,462
  Rights to manufacturing processes                                                                51,216                     50,575
  Organization and implementation expenses                                                        201,563                    123,575
  Expenditures for structured operations                                                          250,287                    198,968
  Goodwill on the merger of investments                                                         1,709,297                  1,228,969
  Expenditures for programmed stoppages                                                           494,676                    264,611
  Research and development                                                                         52,862                     51,928
  Catalysts and other                                                                              65,285                     57,054
                                                                                           --------------             --------------

                                                                                                3,064,040                  2,195,142
Accumulated amortization                                                                        (750,526)                  (571,174)
                                                                                           --------------             --------------

                                                                                                2,313,514                  1,623,968
                                                                                           ==============             ==============

     Goodwill on the merger of investments includes the amounts of R$ 1,164,661 and R$ 480,328, arising from the merger of OPP Quimica and Trikem, respectively (Note 1(b)). This goodwill is based on expected future profitability and is being amortized in up to ten years, in accordance with appraisal reports issued by independent experts. The recording of this goodwill in deferred charges is in conformity with CVM Instruction 319/99.

     At programmed dates, which vary from one to six years, the Company stops production, totally or partially, to carry out inspection and maintenance. The costs associated with each stoppage are deferred and amortized to cost of production up to the beginning of the next corresponding stoppage.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


13   Debt

                                       Annual financial charges                                Mar/04        Dec/03
                                       -------------------------------------------------  -----------   -----------

Foreign currency
  Foreign notes payable (Eurobonds)    Note 13(a)                                           1,492,583     1,104,619

  Advances on exports contracts        2004 - Fx US$ + interest of 4.29% to 15.00%            450,734       269,542
                                       2003 - Fx US$ + interest of 6.25% to 12.30%

  Export prepayment                    Note 13(b)                                           1,373,394     1,294,275

  Medium Term Notes                    Note 13(c)                                           2,142,448     1,369,159

  Raw material financing               2004 - Fx US$ + interest of 2% above LIBOR               3,873         3,811
                                       2003 - Fx US$ + interest of 2.50% to 2.63% above
                                                LIBOR
                                       2004 - Fx US$ and YEN + interest of
                                                4.75% to 8.26%                                  3,612         3,496
                                       2003 - Fx US$ + interest of 4.11% to 8.26%

  Permanent assets financing           2004 - Fx US$ + interest of 3.88% above
                                                LIBOR                                          44,054        43,344
                                       2003 - Fx US$ + interest of 2.88% above
                                                LIBOR
                                       2004 - Fx US$ + interest of 6.49% to
                                                7.14%                                          38,017        45,247
                                       2003 - Fx US$ + interest of 3.38% to 8.64%

Local currency
  Working capital                      2004 - Interest of 4.25% to 6.5% + floating rate
                                         monetary correction (SELIC and CDI)                  164,707       269,993
                                             Fx US$ + interest of 4.2% to 6.5%                128,504       142,604
                                             fixed interest rate of 25.19%                     36,754        63,171
                                       2003 - Interest of 2.42% to 14.03% + floating
                                         rate monetary correction (SELIC and CDI) or Fx
                                         US$ + interest of 7.00% to 13.00% or fixed
                                         interest rate of 30.61% to 41.42%

  Government Agency for Machinery      2004 - Fixed interest of 9.80% to 11.00 +
    and Equipment Financing (FINAME)     floating rate monetary correction
                                             TJLP
                                       2003 -  Fixed interest of 9.35% to 11.00 +               1,558         1,710
                                         floating rate monetary correction
                                             TJLP

  National Bank for Economic and       2004 - Fixed interest of 8.00% to 11.00 +
    Social Development (BNDES)           floating rate monetary correction
                                             TJLP and UMBNDES
                                       2003 - Fixed interest of 6.50% to 11.00 +              254,098       276,288
                                         floating rate monetary correction
                                             TJLP and UMBNDES

  Acquisition of shares                Note 13(e)                                             183,262       253,040


  Other                                2004 - Fixed interest of 21.41%                            419           511
                                                                                          -----------   -----------

                                                                                            6,318,017     5,140,810

Less: current liabilities                                                                 (2,451,832)   (2,474,482)
                                                                                          -----------   -----------

Long-term liabilities                                                                       3,866,185     2,666,328
                                                                                          ===========   ===========

------------------------------------------------------------
UMBNDES = BNDES Monetary Unit
TJLP       = Long-term Interest Rate
SELIC      = Official Interest Rate Index

(a)  Foreign notes payable (Eurobonds)

     In June 1997, the Company issued Eurobonds, amounting to US$ 150,000, falling due in June 2007 and with annual interest of 9%, paid semiannually.

     The Company also has Eurobonds issued by OPP Petroquimica (merged into OPP Quimica in December 2002), as follows: US$ 100.000 issued in October 1996, falling due in October 2004, with annual interest of 11%, paid semiannually.

     In July 1997, the merged company Trikem issued Eurobonds in the amount of US$ 250,000, falling due in July 2007 and with annual interest of 10.625%, paid semiannually in January and July of each year, commencing in January 1998. These notes grant to Trikem the exclusive right to repurchase the Eurobonds on July 24 of each year as from July 2002.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  Prepayment of exports

     On December 28, 2001, the Company obtained funds in the amount of US$ 250,000 as prepayment of exports. This loan was placed in two tranches and structured by a pool of banks led by ABN AMRO Real S.A. and Citibank S.A. The first tranche, in the amount of US$ 80,000, has a settlement term up to December 2004 and is subject to interest of 3.75% per annum plus quarterly LIBOR, paid on a three-month basis. The second tranche, in the amount of US$ 170,000, has a settlement term up to December 2006 and is subject to interest of 4.75% per annum plus quarterly LIBOR, paid on a three-month basis. The debt balance, at March 31, 2004, including interest incurred, was US$ 205,064 - R$ 596,448.

     In December 2002, OPP Quimica received an advance from a foreign customer in the amount of US$ 97,200. In addition to the foreign exchange variation, the advance is subject to annual interest of 3.75% over semiannual LIBOR. This contract is guaranteed by a surety bond and will be paid through shipments from June 2003 to June 2006. The debt balance at March 31, 2004, including interest incurred, was US$ 93,725 - R$ 272,609.

     In August 1997, the merged company Trikem received an advance from a foreign customer in the amount of US$ 100,000, with a maximum shipment date up to June 2004. This advance bears annual interest of 12% and the balance at March 31, 2004, including interest incurred, was US$ 37,919 - R$ 110,294.

     The Company has other prepayments of export operations, the balances due of which on March 31, 2004, including interest incurred, amounted to US$ 135,475 - R$ 394,043. These operations will be settled at various dates through February 2006. In addition to foreign exchange variations, the Company is subject to annual interest from 4.25% to 5.25% above LIBOR.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Medium-Term Notes ("MTN") Program

     In July 2003, Braskem initiated a MTN Program of US$ 500,000. On July 16, a first tranche of US$ 75,000 was issued in the US Market, with interest of 10.5% p.a. and maturity in one year. Further issues complementing the first tranche were made between August 1 and October 23, 2003, in the amount of US$ 46,000, with the same interest of 10.5% p.a. and maturing in one year.

     On October 23, 2003, a second tranche was issued in the amount of US$ 65,000 also in the US Market, with interest of 9.25% p.a. and maturity in two years.

     On November 5, 2003, the Company issued a third tranche of US$ 200,000 with interest of 12.5% p.a. and maturity in five years. On November 28, 2003, the Company reopened the third tranche and issued a further US$ 75,000 with interest of 12.5% p.a. and maturity in five years.

     The Company's Board of Directors, at a meeting on December 16, 2003, authorized an increase in the total of the program to US$ 1 billion and an extension in the term from five to ten years.

     On January 22, 2004, the Company issued a fourth tranche of US$ 250,000 with interest of 11.75% p.a. and maturity in ten years.

     The program's outstanding balance at March 31, 2004, including accrued interest, was R$ 2,142,448.

(d)  FINAME and BNDES

     These loans relate to various operations for the increase in production capacity, environmental programs, operating control centers, laboratory and waste treatment stations. Principal and charges are payable monthly up to August 2007.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(e)  Acquisition of shares

     The loans for purchase of shares relate to the acquisition from BNDESPAR of one billion shares of Copene Participacoes made in September 2001 by the merged company Nova Camacari. The loan principal is payable in full on August 15, 2006. The principal bears interest of 4% p.a. and TJLP, due annually as from August 2002. At March 31, 2004, the outstanding balance including accrued interest, was R$ 183,262.

(f)  Maturities and guarantees

     Long-term loans mature in the followings years:

                                                    Mar 04                Dec 03
                                               -----------          ------------

2005                                               708,713               888,695
2006                                               445,774               486,254
2007                                             1,184,683               496,849
2008                                               799,865               794,530
2009 onward                                        727,150
                                               -----------          ------------

                                                 3,866,185             2,666,328
                                               ===========          ============

     In the case of short-term loans, the Company and its subsidiaries have given security such as trade bills receivable, promissory notes guaranteed by the directors and shares. Certain working capital operations are secured by letters of credit and bank guarantees.

     Long-term loans are secured by liens on property, plant and equipment, shares, guarantees of the shareholders and bank guarantees. Certain long-term operations are guaranteed by surety bonds and mortgages of the Company's industrial plants. In addition, certain loans related to the acquisition of property, plant and equipment are secured by the items financed, shares and guarantees of directors and shareholders.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


14   Debentures

     On October 1, 2001, the Company carried out the 10th issue of 6,250 non-convertible debentures, with a grace period of 36 months, totaling R$ 625,000, with a floating guarantee and renegotiable in October 2004. The issue was fully subscribed and has the following characteristics:

                                     1st series - R$ 410,800                                  2nd series R$ 214,200
                                     ------------------------------------                     -------------------------------------

Final maturity date                  October 1, 2006                                          October 1, 2006
Annual interest                      110% - 118.3% of CDI                                     IGP-M + 13.25%
Payment frequency                    Semiannual, as from April 2002                           Annual, as from October 2002

     At the end of the first interest period, October 1, 2004, the Company and the debenture holders of both series will revise the terms and conditions for the subsequent interest period. This interest terms and conditions will be established and communicated by the Board of Directors. The Company is committed to acquire the debentures from those debenture holders that do not accept the terms established by the Board of Directors.

     In January 2004, 2,289 series 1 debentures and 945 series 2 debentures of this issue were exchanged with 11th issue debentures. These debentures are held in treasury.

     On May 31, 2002, the merged company OPP PP issued 59,185 debentures convertible into class "A" preferred shares of Braskem, which can be converted at any time, at the option of the debenture holders. These debentures have the following characteristics:

                                                            Single series
                                                            --------------------

Unit face value:                                            R$ 10
Final maturity date:                                        July 31, 2007
Interest:                                                   TJLP, plus 5% p.a.

     These are subordinated debentures. Principal and interest are payable only at their final maturity date, on July 31, 2007. There is no partial or total redemption clause allowing payments before this date.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


The Extraordinary General Meeting, of November 19, 2003, approved the 11th public issue of debentures, not convertible into shares, with maturity of four years. The first year corresponds to one year of grace period. On December 1, 2003 the Company issued 12,000 thousand single series debentures, totaling R$
1.2 billion. These debentures were subscribed on January 16 and February 2, 2004, and have the following characteristics:

                                                                  Single series
                                                                  ------------------------------------------------------------------

Unit face value:                                                  R$ 100
Final maturity date:                                              December 1, 2007
Repayment of face value:                                          36 monthly equal, successive installments, as from January 1, 2005
Interest:                                                         CDI + 4.5% p.a. (base 252)
Interest payment:                                                 First day of each month, as from January 2004

     The debenture position is summarized as follows:

                                                    Mar 04                Dec 03
                                            ---------------       --------------

Balance at January 1                             1,492,000             1,361,187
   Financial charges                               111,721               282,075
   Addition                                      1,207,745
   Interest payments                              (95,263)             (151,262)
   Treasury debentures                           (372,941)
                                            ---------------       --------------

Balance at the end of the period                 2,343,262             1,492,000

Less: current liabilities                        (462,897)              (19,196)
                                            ---------------       --------------

Long-term liabilities                            1,880,365             1,472,804
                                            ===============       ==============

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


15   Taxes and Contributions Payable - Long-term Liabilities

                                                                                        Mar 04           Dec 03
                                                                              ----------------- ----------------

Offset of IPI credits
    IPI - export credit                                                   (i)          427,235          151,927
    IPI - on purchase of inputs with zero rate                           (ii)          204,052           53,603
    IPI - on consumable materials and fixed assets                                      32,302           28,104

Other taxes and contributions payable
    PIS/COFINS - Law 9.718/98                                           (iii)          262,396          233,707
    Education contribution, SAT and INSS                                                24,973           23,616
    REFIS                                                                (iv)            8,738            9,186
    PAES                                                                  (v)           54,622
    Other                                                                                1,353               12
                                                                              ----------------- ----------------

                                                                                     1,015,671          500,155
                                                                              ================= ================

     The Company is challenging in courts the amendments to tax legislation and defending, but not limited to, the right to credit IPI levied on the purchase of raw materials and the export of products. As regards contingent IPI credits offset against several federal taxes payable, the Company recorded a liability to eliminate the contingent gains and accrued interest on these liabilities corresponding to Brazil's base rate (SELIC). Except for the tax credit mentioned in Note 9 (i), the Company did not record any other tax assets that might be considered as contingent assets.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(i)  IPI - export credit

     This balance relates to a legal action initiated by the merged companies OPP Quimica and Trikem, requesting the legal recognition of the IPI credit, introduced by Decree Law 491/69 to encourage the export of manufactured products. OPP Quimica obtained a preliminary injunction in this action, partially confirmed by a sentence, authorizing it to use the benefit calculated on the exports of the units located in Rio Grande do Sul, to offset federal taxes due. The decision was revoked by the TRF (Federal Court) of the 4th Region, against which special and extraordinary appeals were lodged.

     Trikem, in Alagoas, obtained a preliminary injunction, confirmed by sentence, permitting it to use the benefit to offset federal taxes due. The TRF of the 5th Region maintained this decision.

     Braskem has a favorable sentence in this matter, handed down by the Federal Justice of Bahia.

     Based on jurisprudence of the Federal Supreme Court (STF) and the opinion of the Company's external legal advisors, there are probable chances of a favorable outcome for the Company with respect to the export credit itself and the effects of monetary restatement (official monetary connection, additional inflation effects not officially recognized and SELIC interest), which are not recorded in the books. The Company is offsetting credits related to these lawsuits against federal taxes based on a court injunction. The potential contingent gain regarding the offsetting of IPI export credit which is recorded as utilized and restated based on SELIC, amounted to R$ 427,235, at March 31, 2004 (December 2003 - R$ 151,927).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(ii) Zero-rated IPI

     Based on a favorable decision related to the recognition of IPI credits on the purchase of raw materials at zero rate in the State of Rio Grande do Sul (Note 9 (i)), the merged company Trikem claimed similar credits in the State of Sao Paulo and Bahia. The Company was granted an injunction entitling it to use IPI credits, which were not recorded in the books. Based on this injunction, the Company is using the IPI credits related to these lawsuits for offset against federal taxes payable and concurrently recording the offset amount in long-term liabilities, restated based on SELIC.

(iii) PIS/COFINS social contributions - Law 9.718, of 1998

     Law 9.718/98 increased PIS and COFINS as of February 1999, as shown below:

     COFINS - increase in the rate from 2% to 3% and expansion of the taxable base to include practically all income earned by companies, in addition to the sales of products and services; and

     PIS - Expansion of the taxable base identical to COFINS.

     The Company has challenged, in different legal actions, the constitutionality of the changes introduced by Law 9.718/98.

     The discussion of the unconstitutionality of Law 9718/98 is not longer applicable because it was revoked by the new PIS and COFINS taxation system (Laws 10.637/02 and 10.833/03, respectively). Accordingly, as from December 2002, as regards PIS, and February 2004, as regards COFINS, the Company started to pay these taxes under the new system.

     The status of each action is as follows:

     Braskem deposited in courts PIS and COFINS calculated on the taxable base increased by Law 9.718/98, up to November 2002 and January 2004, respectively.

     Based on a court order, OPP Quimica, up to the time it was merged with Braskem, was not obliged to pay or deposit any of the increases introduced by Law 9.718/98. Trikem was also immune to pay or deposit COFINS increases. In August 2003, Trikem chose to withdraw the action challenging the tax rate increase and, through PAES (Note 15 (v)), settled the amount due in installments. With respect to PIS, the situation of Trikem is the same as OPP Quimica, as both are parties to the same legal action.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(iv) REFIS - Law 9.964/00

     On August 1, 1996, the Federal Revenue Secretarial raised an assessment against Nitrocarbono, corresponding to the contribution allegedly due for calendar years 1992-1995.

     In December 2000, management chose to settle the assessed amount of R$ 14,759, through enrollment in the Tax Recovery Program (REFIS). As from its enrollment in REFIS, Nitrocarbono began to pay the social contribution in accordance with current legislation. At March 31, 2004, the balance due was R$ 8,738 (December 2003 - R$ 9,186).

(v)  Special Installment Program (PAES) Law 10.684/03

     On May 30, 2003, Federal Law 10684 was published, introducing the PAES program which offers taxpayers with liabilities with the Secretariat of Federal Revenue or the National Treasury (confessed or challenged in the courts) the possibility of paying their overdue debts at February 28, 2003, in up to one hundred and eighty successive monthly installments.

     The legislation, among other benefits, provides for a fifty percent reduction in the arrears fine as well as the utilization of the Long-term Interest Rate (TJLP) to update the installments due (replacing the usual SELIC rate which is more onerous).

     In August 2003, Trikem chose to withdraw its legal action challenging the increase in the COFINS rate to benefit from the favorable payment conditions offered by this program. The amount due is being paid in 120 installments and the option was confirmed with payment of the first installment on August 31, 2003. At March 31, 2004, the balance due was R$ 61,177, R$ 6,555 being recorded in current liabilities and R$ 54,622 in long-term liabilities.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


16   Income Tax and Social Contribution on Net Income

(a)  Current income tax

                                                  Mar 04                  Mar 03
                                          --------------          --------------

Income before income tax                          15,646                 149,165
                                          --------------          --------------
Adjustments to taxable income
   Permanent additions                            77,612                   7,813
   Temporary additions                             2,371                  67,168
   Permanent exclusions                         (67,997)               (214,152)
   Temporary exclusions                         (46,743)               (164,147)
                                          --------------          --------------

Taxable income (tax loss) in the period         (19,111)               (154,153)
                                          --------------          --------------

Income tax - 25%

Other                                              5,494                   (148)

Income tax expenses arising from changes in
    net assets derived from the merger of:
         Trikem                                    1,700
         OPP Quimica                                                      19,731
                                          --------------          --------------
Income tax expense                                 7,194                  19,583
                                          ==============          ==============

     R$ 1,699 of the income tax expense is covered by the exemption/reduction benefit (Note 17 a)).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  Deferred income tax

     In accordance with the pronouncement issued by IBRACON (Institute of Independent Auditors of Brazil) on the accounting for income tax and social contribution, supplemented by CVM Instruction 371/02, the Company has recognized deferred tax assets, as follows:

Deferred income tax calculated:                                                      Mar 04                                   Dec 03
                                                                            ---------------                          ---------------

Tax loss carryforwards                                                              690,892                                  671,780
Amortized and deferred goodwill                                                     613,187                                  487,500
Accrued expenses and nondeductible temporary differences                          1,354,995                                1,216,759
                                                                            ---------------                          ---------------

                                                                                  2,659,074                                2,376,039

Deferred income tax calculated                                                      664,769                                  594,010
Asset not recorded, based on the Company's projections of the offset
   of tax losses                                                                   (499,149)                               (428,390)
                                                                            ---------------                          ---------------

Deferred income tax                                                                 165,620                                  165,620
                                                                            ---------------                          ---------------

Opening balance for the period                                                      165,620                                  136,319

Merger of Nitrocarbono                                                                                                         8,294

Net complement of deferred income tax for the period                                                                          21,007
                                                                            ---------------                          ---------------
Balance at end of the quarter                                                       165,620                                  165,620
                                                                            ===============                          ===============


Long-term liabilities - deferred income tax:

Accelerated depreciation:

Opening balance for the period                                                       (9,705)

Merger of OPP Quimica                                                                                                       (10,148)

Realization of deferred income tax in the period                                        147                                      443
                                                                            ---------------                          ---------------

Balance at end of the quarter                                                       (9,558)                                  (9,705)
                                                                            ===============                          ===============

     Based on feasibility technical studies, management estimates that the deferred tax credits relating to tax loss carryforwards will be fully realized between 3 and 5 years, considering the portion of the operating results and other results that are not covered by the tax reduction benefit.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In this context, besides the positive impacts expected to result from the corporate restructuring in course (Note 1(b), the expectation of generating taxable income is based on projections that are mainly influenced by price, foreign exchange, interest rate and market growth assumptions and other variables relevant to the performance of the Company.

(c)  Social contribution

     The Company did not pay or recognized any social contribution expense in the periods presented.

     Based on a final decision, the merged company OPP Quimica is exempt from social contribution. In 1992, the Company also obtained a final court decision exempting it from paying social contribution. However, in 1997, the High Court of Justice (STJ) overruled the decision made in 1992. Since then, the Company has filed a number of appeals against this unfavorable outcome.

     Based on the opinion of the external legal advisors, the Company should obtain a favorable outcome on these nonpayment claims. However, should there be am unfavorable outcome, these legal advisors believe that the exemption lost will be applicable only as of the date of such a decision and cannot be applied retroactively. The Company did not, therefore, constitute any provision. If retroactive, the Company is exposed to an approximate liability of R$ 386,485, including interest and excluding fines.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


17   Tax Incentives and Compulsory Loans

(a)  Corporate income tax

     From calendar years 2002 to 2011, the Company has the right to reduce by 75% the income tax rate on the profit arising from the sale of basic petrochemical products and utilities. The Camacari polyethylene plant of the merged company OPP Quimica has the same right for the same period. The PVC plants of the merged company Trikem, in Bahia and Alagoas are exempt from income tax calculated on the results of their industrial operations until 2004 and 2008, respectively.

     Production of caustic soda and ethylene dichloride are not covered by this exemption, but the income tax on the related profits may be reduced by the following percentages as determined by Law 9.532/97 (article 3, ss. 2 and ss. 3) as described below:

     (i) 37.5% from January 1, 1998 to December 31, 2003; (ii) 25.0% from January 1, 2004 to December 31, 2008; (iii) 12.5% from January 1, 2009 to December 31, 2013; and (iv) the benefit will be extinct as of January 1, 2014.

     At the end of each year, in the case of taxable profit resulting from the benefited operations, the related amount of the income tax is credited to a capital reserve, which can only be used to increase capital or absorb losses.

(b)  Value Added Tax on Sales and Services (ICMS)

     The merged company OPP Quimica has ICMS tax incentives granted by the State of Rio Grande do Sul, through the Company Operation Fund (FUNDOPEM), with the purpose of encouraging the establishment and expansion of manufacturing companies in the state. This incentive is determined based on approved projects and in percentages on the amounts of expected tax payments. The amounts calculated each month are recorded in shareholders' equity as a capital reserve. There were no changes in the ICMS - FUNDOPEM amounts in the first quarter of 2004.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


18   Shareholders' Equity

(a)  Capital

     The authorized capital at March 31, 2004 comprised 43,920,000,000 common shares, 76,860,000,000 Class A preferred shares and 1,220,000,000 Class B preferred shares.

     At March 31, 2004, subscribed and paid-up capital amounted to R$ 2,192,018 and was divided into 77,190,074,544 shares, of which 25,730,061,841 were common shares, 51,230,857,903 were Class A preferred shares and 229,154,800 were Class B preferred shares.

     At March 31, 2003, the Company's capital was increased by R$ 37, through the contribution of the net assets of Nitrocarbono, discounting the participation which the Company held in Nitrocarbono's capital. As a result of the capital increase, 67,698 Class A preferred shares were issued (Note 1(b-ii)).

     The Annual General Meeting held on April 29, 2003 approved an increase in the Company's capital, without the issue of new shares, by transfer of the Monetary Restatement Reserve, in the amount of R$ 2,331.

     As a result of the merger of NI Par by the Company (Note 1(b-vi)), the capital was increased by R$ 39,655, with the issue of 54,314,531 common shares, to R$ 1,887,422, comprising 1,280,405,679 common shares, 2,160,832,034 Class A preferred shares and 11,457,740 Class B preferred shares.

     The Extraordinary General Meeting held on October 20, 2003 approved the split of the Company's shares, as proposed by Management. All shares were split at the ratio of 20 shares of each type and class for each existing share. Accordingly, the ratio between the shares and the ADSs traded on the New York Stock Exchange (NYSE) was changed from 50 to 1,000 Class A preferred shares for each ADS.

     Net income per share for the period ended March 31, 2003 was calculated considering the total number of shares then issued. Is the share split were taken into consideration net income per share would be R$ 0.001937.

     As a result of the merger of Trikem, in January 2004 ((Note 1(b-vii)), the Company's capital was increased by R$ 304,596, through the issue of 8,136,165,484 Class A preferred shares, to R$ 2,192,018.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Under C by-laws, the General Meeting can authorize the conversion of Class A preferred shares into common shares by the approval of the majority of the common shareholders. The General Meeting will define (i) the number of shares to be converted; (ii) the conversion ratio; and (iii) the period when such conversion will be completed.

     Preferred shares are non-voting but they have priority to a minimum non-cumulative annual dividend of 6%, depending on the availability of income for distribution. Only the Class A preferred shares have equal participation with the common shares in the remaining income, and this right exists only after the payment of dividends to the holders of preferred shares. The Class A preferred shares also have equal rights with the common shares to receive stock dividends arising from the capitalization of other reserves. The Class B preferred shares are not convertible into common shares. However, subsequent to the expiration of the period of non-transferability as foreseen in special legislation, they may be converted into Class A preferred shares at any time, at the ratio of two Class B preferred shares for one Class A preferred share.

     Shares paid up through the Northeast Investment Fund (FINOR) tax incentives (Class B preferred shares) do not have preferential rights in the event of new share subscriptions.

     In the event of dissolution of the Company, the Class A and B preferred shares have priority to capital reimbursement.

     All shareholders are assured an annual dividend of not less than 25% of the net income of each year, calculated in accordance with Brazilian Corporate Law.

     As described in the Memoranda of Understanding for Shareholders' Agreements describe in Note 1(b-i), the Company must distribute dividends in a percentage of not less than 50% of available net income of each year, as long as remaining reserves are sufficient to maintain efficient operations and business development.

     According to the terms agreed in the Tenth Debenture Issue (Note 14) and in the Export Prepayment Credit Agreement (Note 13 (b), the payment of dividends, interest on own capital or any other participation in profits is limited to at most 50% of net income for the year or 6% of the unit value of the Class A and B preferred shares, whichever is higher.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  Shares held in treasury

     At March 31, 2004, the Company held 621,887,272 Class A preferred shares in treasury.

19   Contingencies

(a)  Employees' Collective Agreement - Clause 4

     The Union of the Employees of the Petrochemical, Plastic Chemicals and Related Companies of the State of Bahia (SINDIQUIMICA), and the Petrochemical and Synthetic Resins Industry Association of the State of Bahia (SINPEQ) are discussing in courts the salary escalator clause that was annulled by a 1990 economic policy law, restricting salary increases. The Company operated several plants in the region and is a member of SINPEQ. The Union claims the salaries and wages be retrospectively and cumulatively increased since 1990. The most recent sentence of the Federal Supreme Court (STF), of December 2002, was favorable to SINPEQ and determined that the economic policy law cancelled the Collective Labor Agreement. However, this decision can still be appealed.

     Management, based on the opinion of its legal advisors, believes in a favorable outcome for the Company and therefore did not provide any amount relating to this matter.

(b)  Preferred shareholders

     The holders of the Company's Class B preferred shares allege that because they are not entitled to fixed dividends, they are entitled to be included in the distribution of profits under the same conditions granted to common and Class A preferred shares. The decision on this lawsuit was unfavorable to the Company. Braskem filed a rescissory action intended to overrule this decision, and obtained an advance relief staying the sentence until a final decision is reached on the Rescissory Action.

(c)  Other Company litigation

     The merged company Trikem has civil lawsuits involving various matters which amount to approximately R$ 252,000. Of this amount, R$ 206,000 corresponds to actions filed by a former distributor, including the suit for damages relating to the alleged non-compliance with a distribution agreement. Management, supported by the opinion of external legal advisors, believes in a favorable decision and, for this reason, no provisions were recorded.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The Company is a defendant in a number of labor claims. The Company recorded a provision of R$ 8,128 for claims classified as of probable unfavorable outcome. Based on the evaluation of external legal advisors, the outcome on the remaining labor claims should be favorable to the Company. Therefore, no provision has been recorded for such claims.


20   Financial Instruments

(a)  Risk management

     Since the Company operates in the international market, obtaining funds for its operations and investments, it is exposed to market risks mainly arising from changes in the foreign exchange and interest rates. The bank current accounts, financial investments and other accounts receivable are subject to credit risk. The Company has developed policies and procedures for risk evaluation, report preparation and monitoring of derivative activity.

     To cover the exposure to market risk, the Company utilizes various types of currency hedges, some involving the use of cash. The most common types which use cash, adopted by the Company, are financial investments abroad (certificates of deposit, US dollar-denominated securities, foreign mutual funds, time deposits and overnight deposits) and put and call options. The types of currency hedge which do not involve the use of cash are swaps of U.S. dollars for CDI and forwards.

     To hedge its exposure to exchange and interest rate risks arising from loan and financing agreements, as well as to meet the requirements established in loan agreements, the Company adopted, at December 31, 2001, the following methodology: hedging of the principal and interest (on a consolidated basis), falling due in the next 12 months for, at least, (i) 60% of the debt linked to exports (trade finance), except for Advances on Exchange Contracts ("ACCs") of up to six months and Advances on Export Contracts ("ACEs"); and (ii) 75% of the debt not linked to exports (non-trade finance). The compliance with this methodology varies according to market conditions, credit availability and cash balances.

(b)  Exposure to foreign exchange risks

     The Company has long-term loans and financing to finance its operations, cash flows and modernization projects. A portion of the long-term loans is denominated in U.S. dollars (Note 13).

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Exposure to interest rate risks

     The Company is exposed to interest rate risks on its short-term debt. The debt in foreign currency, bearing floating interest rates, is mainly subject to LIBOR variation and the domestic debt, bearing floating interest rates, is mainly subject to fluctuations in the Long-term Interest Rate
     (TJLP) and the Interbank Certificates of Deposit (CDI) rate.

(d)  Exposure to commodities risks

     The Company is exposed to fluctuations in the price of several petrochemical commodities, especially its main raw material, naphtha. Since the Company seeks to transfer to its own selling prices the effect of price changes in its raw material, arising from changes in the naphtha international quotation, in the first quarter of 2004, no financial instrument was used to hedge the prices of this commodity, nor for the other petrochemical commodities sold by Braskem.

(e)  Exposure to credit risk

     The operations that subject the Company to concentration of credit risk are mainly bank current accounts, financial investments and other accounts receivable. In order to manage the credit risk, the Company maintains its bank accounts and financial investments with large financial institutions.

     In relation to credit risk, the Company protects itself by performing detailed analyses before granting credit and by obtaining real and personal guarantees, when necessary.

(f)  Derivatives market value

     To determine the estimated market value of derivatives, the Company uses public information available in the financial market and valuation methodologies generally accepted and applied by the counterparties. These estimates do not necessarily guarantee that such transactions could be carried out in the market at the indicated amounts. The use of different market information and/or valuation methodologies could have a significant effect on the estimated market value.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The following table provides information on the main derivative financial instruments at March 31, 2004:

                                                                   Nominal value     Market value             First           Final
Type                                                              - US$ thousand             - R$          maturity        maturity
-------------------------------------------                   ------------------ ----------------     -------------- --------------

Interest rate derivatives (Libor)                                          3,848            (106)       Jun 1, 2004     Jun 1, 2004
Currency derivatives (R$ x US$)                                           90,000            2,882       July 12, 2004   Oct 25, 2004
                                                                      ----------       ----------

                                                                          93,848            2,776
                                                                      ==========       ==========

     In the first quarter of 2004, a loss of R$ 2,026 was recorded (R$ 16,302 gain in the first quarter of 2003) under financial income (expenses) on derivative transactions.


21   Financial Income (Expenses)

                                                                                     Mar 04                                  Mar 03
                                                                              -------------                           -------------

Financial income (expenses)
Interest income                                                                      13,187                                  34,307
FX differences on financial investments, related parties and receivables             43,723                                   7,527
Gains/(losses) on derivative transactions                                           (2,026)                                  16,302
Gains/(losses) on FX differences                                                   (74,360)                                 140,448
Interest on financing                                                             (169,710)                                (108,790)
FX differences on financing                                                       (113,374)                                (139,569)
FX differences and interest on taxes, contribution, and suppliers                  (21,693)                                 (22,201)
Taxes and charges on financial transactions                                        (19,331)                                 (19,742)
Other                                                                              (20,725)                                 (31,899)
                                                                              -------------                           --------------

Net financial expenses in the quarter                                             (364,309)                                (123,617)
                                                                              =============                           ==============

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


22   Insurance Coverage

     The Company and its subsidiaries have a broadly-based risk management program designed to provide cover and protection for all assets, as well as possible losses caused by production stoppages, through an "all risks" insurance policy. This policy establishes the amount for maximum probable damage, considered sufficient to cover possible losses, taking into account the nature of the Company's activities and the advice of insurance consultants. At March 31, 2004, insurance coverage for inventories, property, plant and equipment and loss of profits amounted to approximately R$ 11,667,535 (December 2003 - R$ 8,761,990).


23   Shares Traded Abroad - NYSE and LATIBEX

(a)  American Depositary Shares ("ADSs") program

     Company ADSs traded on the New York Stock Exchange (NYSE) have the following characteristics:

     . Type of shares: Class A preferred.
     . Each ADS represents 1,000 A shares, traded under the ticker symbol "BAK". . Foreign Depositary Bank: the Bank of New York (BONY) - New York branch.
     . Brazilian Custodian Bank: Banco Itau S.A.

(b)  LATIBEX

     Company Class A preferred shares are traded on LATIBEX, the market for Latin American Companies quoted in Euros at the Madrid Stock Exchange. Shares are traded in batches of one thousand shares under ticker symbol "XBRK" and the Brazilian Custodian Bank is Itau S.A.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Global Offer (Initial Public Offering)

     On April 1, 2004, the Board of Directors approved an Initial Public Offering or Global Offer to be concurrently conducted in Brazil and overseas, amounting approximately to R$ 900,000, through the increase in the Company's capital within the authorized capital limit. This transaction is being submitted to previous registration with the Brazilian Securities Commission (CVM) and the Securities and Exchange Commission (SEC).

     The types of shares, and their price and number to be issued will be defined after the investment intentions collection procedure, to be carried out by the coordinators of the Global Offer.

     Shares will be distributed to investors in the informal over-the-counter market, in conformity with the procedures set forth by CVM Instruction no. 400/03. In the United States and other countries, the shares will be distributed also in the over-the-counter market, as American Depositary Shares or ADSs (NYSE:BAK) in conformity with the procedures set forth by the Securities Act of 1933 of the United States or the legislation in force in the country of domicile of each investor, under Regulation S of the Securities Act of the United States.

24   Private Pension Plans

     The actuarial obligations relating to the pension and retirement plans are accrued in conformity with the procedures established by CVM Deliberation no. 371 of December 13, 2000, except for ODEPREV - Odebrecht Previdencia, where this is not applicable.

(a)  ODEPREV - Odebrecht Previdencia

     The merged companies OPP Quimica and Trikem have a defined-contribution plan for their employees. The plan is managed by ODEPREV, a closed-end private pension entity, set up by Odebrecht S.A. ODEPREV offers its participants, employees of the sponsoring companies, the following:

     o Optional Plan - a defined-contribution plan in which monthly and sporadic participant contributions and annual and monthly sponsor contributions are accumulated and managed in individual retirement savings accounts.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The Board of Trustees of ODEPREV defines each year in advance the parameters for contributions to be made by the participants and the sponsoring companies. With regard to the payment of benefits under the Optional Plan, the obligation of ODEPREV is limited to the total value of the quotas held by its participants and, to comply with the regulations for a defined-contribution plan, it will not be able to require any obligation or responsibility on the part of the sponsoring company to assure minimum levels of benefits to the participants who retire.

     Currently, the active and inactive participants in ODEPREV are as follows:

                                                                          Mar 04
                                                            --------------------

Active                                                                     1,169
Inactive
                                                            --------------------

Total participants                                                         1,169
                                                            ====================

     Sponsor's contributions for the period ended at March 31, 2004, were R$ 1,027, and those of the participants in the same period totaled R$ 812.

(b)  Fundacao PETROBRAS de Seguridade Social - PETROS

     The Company and the merged company Trikem sponsor a defined-benefit plan for the former employees of COPENE and CQR - Companhia Quimica do Reconcavo, respectively. The plan is managed by the Fundacao Petrobras de Seguridade Social ("PETROS"). Its main objectives are to (i) complement retirement benefits provided by the government and (ii) implement social assistance programs with the support of the sponsoring companies. The sponsoring companies and their employees pay monthly contributions to PETROS based on the employees' remuneration.

     On March 6, 2002, the Board of Directors authorized the signature of the Beneficiaries Segregation Agreement between the Company, the merged company Trikem, PETROS and the other co-sponsors of the PETROS plan. The segregation of beneficiaries of the PETROS Plan, approved by the Board of Trustees and the Board of Directors of PETROBRAS, which represents some 90% of the plan, was based on the net asset position of PETROS as of April 30, 2001. The net asset position determined on that date was divided among the sponsors in proportion to the mathematical reserves calculated by the independent actuaries STEA - Servicos Tecnicos de Estatistica e Atuaria Ltda. As from May 1, 2001 the accounting records have been kept individually by sponsor.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     For this purpose, the funds under management were transformed into quotas of R$ 1.00, which change in accordance with new contributions or benefit payments of each sponsor and the earnings obtained from the investment program.

     In accordance with CVM Deliberation no. 371/2000, which approved NPC 26 of IBRACON - "Accounting for Benefits to Employees", the pension plan sponsored by the Company and merged company was recently subject to an actuarial valuation. This actuarial valuation indicated that the present value of liabilities exceeds the fair value of the plan assets by R$ 50,460. This amount is recorded in long-term liabilities under "Other accounts payable".

     Currently, the active and inactive participants in PETROS are as follows:

                                                                          Mar 04
                                                        ------------------------

Active                                                                       778
Inactive                                                                     703
                                                        ------------------------

Total participants                                                         1,481
                                                        ========================

     Additional information of the Pension Plan managed by PETROS:

Typo of plan                                                      Defined Benefit
------------------------------------------------------            ------------------------------------------------------------------

Method of actuarial valuation                                     All regulatory benefits
Mortality table                                                   GAM-71
Discount rate applied to the actuarial obligations                6% p.a. over inflation
Rate of return expected on plan assets                            6% p.a. over inflation

     The sponsors' contributions to this plan in the period ended at March 31, 2004 were $ 1,674 and those of participants in the same period totaled R$ 1,035.

(c)  PREVINOR - Associacao de Previdencia Privada

     The Company, through the merged companies Nitrocarbono and PROPPET, has a defined-contribution plan for certain employees. The plan is managed by PREVINOR - Associacao da Previdencia Privada ("PREVINOR").

     The principal objective of PREVINOR is to complement retirement benefits provided by the Government. For this purpose, PREVINOR receives monthly contributions from the sponsors and participants, calculated actuarially based on the employees' monthly remuneration.

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Currently, the active and inactive participants in PREVINOR are as follows:

                                                                          Mar 04
                                                        ------------------------

Active                                                                       234
Inactive                                                                      24
                                                        ------------------------

Total participants                                                           258
                                                        ========================

     The sponsor's contributions to this plan in the period ended at March 31, 2004 was $ 267 and those of participants in the same period totaled R$ 149.


25   Commitments for the Supply of Raw Material

     At March 31, 2004, the Company had contractual commitments to sell raw material in the form of contracted demand. Based on these contracts, with automatic renewal, and the average sales prices for the raw materials in March 2004, the contractual commitments, for the next four years, are estimated at R$ 4,789,923, as follows:

Year                                               Tonnes                     R$
                                              -----------            -----------


2004                                              619,200                958,846
2005                                              823,200              1,274,485
2006                                              825,500              1,278,296
2007                                              825,500              1,278,296
                                              -----------            -----------

                                                3,093,400              4,789,923
                                              ===========            ===========

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Supplementary Information

     Statement of cash flows for the three-month period ended March 31, 2004.

                                                                                     Parent company                    Consolidated
                                                                       ----------------------------    ----------------------------

                                                                             Mar 04          Mar 03          Mar 04          Mar 03
                                                                       ------------    ------------    ------------     -----------

Net income (loss) for the period                                              8,599         129,582           9,630         130,614
Expenses (income) not affecting cash from
  operating activities
   Depreciation, amortization and depletion                                 159,055          95,658         176,612         146,638
   Amortization of goodwill (negative goodwill), net                         70,434          60,592          38,186          65,160
   Interests in subsidiary and associated companies                        (66,388)        (49,174)         (5,047)         (3,930)
   Tax incentives                                                          (10,852)        (25,347)
   Provision for negative equity investments                               (16,665)         10,455
   Exchange variation on investments                                          2,344        (37,581)           1,111         (8,210)
   Gains (losses) on interests in investments and other                         446         (1,966)            (43)         (1,966)
   Gains (losses) on permanent asset disposals                                  (11)              1              75           1,264
   Interest and monetary and exchange variations                            314,867          64,368         319,666          54,126
   Minority interest                                                                                          5,325          86,689
   Reversal of the provision for loss on investments                                       (37,794)                        (35,535)
   Other                                                                     (3,505)              4          (5,707)        (7,229)
                                                                       ------------    ------------    ------------     -----------

                                                                            469,176         234,145         528,956         402,274
                                                                       ------------    ------------    ------------     -----------

Effect of mergers of investments                                             24,993          40,068

Cash generation before changes in operating
       working capital                                                      494,169         274,213         528,956         402,274
                                                                       ------------    ------------    ------------     -----------

Changes in operating working capital
   Securities                                                                14,119           7,124          15,357         616,988
   Trade accounts receivable                                                  6,055       (695,147)       (167,315)       (418,668)
   Fair value of derivative financial instruments                           (4,056)           5,204         (4,056)
   Inventories                                                             (77,628)       (354,272)       (122,677)       (375,340)
   Taxes recoverable                                                         25,898          33,425          31,558         106,528
   Prepaid expenses                                                          31,003           9,114          28,623          23,302
   Dividends received                                                         7,711             712
   Other receivables                                                       (23,701)        (68,839)        (65,444)       (135,450)
   Suppliers                                                                213,538       (292,381)         682,092       (669,203)
   Taxes, charges and contributions                                          62,405        (59,117)          53,238          24,079
   Tax incentives                                                             1,699           2,427          13,158          15,572
   Advances from customers                                                 (29,758)         172,526       (132,137)         191,858
   Other payables                                                         (240,536)         171,144       (238,892)        218,723
                                                                       ------------    ------------    ------------     -----------

Net cash provided by operating activities                                   480,918       (794,579)        623,173             663
                                                                       ------------    ------------    ------------     -----------

Braskem S.A.

Notes to the Quarterly Information
at March 31, 2004 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


                                                                                     Parent company                    Consolidated
                                                                       ----------------------------    ----------------------------

                                                                             Mar 04          Mar 03          Mar 04          Mar 03
                                                                       ------------    ------------    ------------     -----------


     Funds received from sale of permanent assets                                95                              95
     Additions to property, plant and equipment                            (14,787)        (25,487)        (14,791)        (38,923)
     Additions to investments                                              (33,817)         (8,160)        (45,593)        (16,458)
     Additions to deferred charges                                        (204,448)           (350)       (231,021)         (1,795)
                                                                       ------------    ------------    ------------     -----------

Net cash used in investing activities                                     (252,957)        (33,997)       (291,310)        (57,176)
                                                                       ------------    ------------    ------------     -----------

Short-term debt, net                                                      (967,021)       (198,836)     (1,187,701)       (755,221)
     Long-term debt
          Funds raised                                                    1,991,866           6,053       2,339,029          57,935
          Payments                                                        (361,390)       (132,313)       (361,390)       (193,169)
     Related parties
          Funds raised                                                      138,735       2,963,451          31,433       1,216,438
          Payments                                                        (227,088)     (1,781,843)        (12,113)       (204,307)
     Dividends paid to shareholders and minority interest                       (1)                             223
     Payment of capital                                                                          37                              37
   Share issue                                                                                   10                              10
   Other                                                                                      (149)           5,959         (1,348)
                                                                       ------------    ------------    ------------     -----------

Net cash provided by financing activities                                   575,101         856,410         815,440         120,375
                                                                       ------------    ------------    ------------     -----------

Increase in cash and cash equivalents                                       803,062          27,834       1,147,303          63,862
                                                                       ============    ============    ============     ===========

Represented by
   Cash and cash equivalents, at the beginning of the year                  423,791          28,691         689,597         201,669
   Cash and cash equivalents, at the end of the year                      1,226,853          56,525       1,836,900         265,531
                                                                       ------------    ------------    ------------     -----------

                                                                            803,062          27,834       1,147,303          63,862
                                                                       ============    ============    ============     ===========

(*) At December 31, 2003 the balance of cash and cash equivalents consisted of R$ 121,090 (R$ 177,322- consolidated) referring to cash deposits and R$ 302,701 (R$ 512,275- consolidated) referring to marketable securities or securities maturing within 90 days (Note 3 (c)).

This statement was prepared in accordance with Accounting Rules and Procedures
(NPC) No. 20 "Statement of Cash Flow", issued by the Institute of Independent Auditors of Brazil (IBRACON).

                                      * * *

Braskem S.A.

Consolidated Balance Sheet    (A free translation of the original in Portuguese)
at March 31, 2004
In thousands of reais
--------------------------------------------------------------------------------


Assets                                                                                          3/31/2004                12/31/2003
                                                                                           --------------            --------------
                                                                                               (Unaudited)
Current assets
Cash and banks                                                                                  1,836,900                    234,246
Marketable securities                                                                              28,772                    965,127
Trade accounts receivable                                                                       1,228,165                  1,216,186
Inventories                                                                                     1,194,296                  1,071,628
Taxes recoverable                                                                                 680,086                    395,931
Prepaid expenses                                                                                   58,268                     87,000
Dividends and interest on own capital                                                                 358                      1,071
Advanced to suppliers and Other                                                                   136,804                    121,306
                                                                                           --------------            --------------

                                                                                                5,163,649                  4,092,495
                                                                                           --------------            --------------

Long-term receivables
Marketable securities                                                                             502,572                     34,231
Trade accounts receivable                                                                           1,916                     27,038
Related parties                                                                                    48,802                     62,716
Taxes recoverable                                                                                 345,484                    640,643
Judicial deposits                                                                                 194,463                    191,340
Deferred income tax                                                                               166,016                    166,045
Inventories                                                                                       115,603                    115,603
Other                                                                                               9,803                     12,854
                                                                                           --------------            --------------

                                                                                                1,384,659                  1,250,470
                                                                                           --------------            --------------

Permanent  assets
Investments
Associated companies                                                                               41,833                     37,695
Jointly- controlled entities                                                                    1,107,692                  1,912,694
Other investments                                                                                  34,512                     34,512
Property, plant and equipment                                                                   5,281,192                  5,031,958
Deferred charges                                                                                2,172,566                  1,523,200
                                                                                           --------------            --------------

                                                                                                8,637,795                  8,540,059
                                                                                           --------------            --------------

Total assets                                                                                   15,186,103                 13,883,024
                                                                                           ==============            ==============

Braskem S.A.

Consolidated Balance Sheet (A free translation of the original in Portuguese) at March 31, 2004
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------



Liabilities and shareholders' equity                                                            3/31/2004                12/31/2003
                                                                                           --------------            --------------
                                                                                              (Unaudited)
Current liabilities
Loans and financing                                                                             2,427,769                  2,726,456
Debentures                                                                                        462,897                     19,196
Suppliers                                                                                       1,598,555                  1.081,847
Taxes, charges and contributions                                                                  208,747                    152,375
Dividends payable                                                                                   7,500                      7,280
Salaries and social charges                                                                                                   81,718
Loans to related parties                                                                                                         217
Advances from customers                                                                           100,168                    256,425
Insurance payable                                                                                     358                     72,659
Other                                                                                              98,068                     76,314
                                                                                           --------------            --------------

                                                                                                4,904,062                  4.474,487
                                                                                           --------------            --------------
Long-term liabilities
Loans and financing                                                                             4,120,482                  3,615,264
Debentures                                                                                      1,880,365                  1,472,804
Related parties                                                                                   182,757                    177,578
Suppliers                                                                                          62,512                     61,341
Taxes, charges and contributions                                                                1,181,043                  1,149,138
Deferred income tax                                                                                10,999                      9,844
Advances on purchase credit rights                                                                                           113,400
Other                                                                                             136,027                    133,474
                                                                                           --------------            --------------

                                                                                                7,574,185                  6,732,843
                                                                                           --------------            --------------

Deferred income                                                                                    42,406                      8,711

Minority interests                                                                                236,952                    554,409

Shareholders' equity
Paid-up capital                                                                                 2,192,018                  1,887,422
Capital reserves                                                                                  722,767                    744,315
Accumulated deficit                                                                             (486,287)                  (519,163)
                                                                                           --------------            --------------

                                                                                                2,428,498                  2,112,574
                                                                                           --------------            --------------

Total liabilities                                                                              15,186,103                 13,883,024
                                                                                           ==============            ===============

Braskem S.A.
                                                   (A free translation of the original in Portuguese)
Consolidated Statement of Operations
In thousands of reais
-----------------------------------------------------------------------------------------------------

                                                        1/1/04 to 3/31/04           1/1/04 to 3/31/04
                                                   -----------------------     ----------------------
                                                              (Unaudited)                 (Unaudited)
Gross sales
   Domestic market                                              2,646,413                   2,646,413
   Foreign market                                                 449,408                     449,408
   Deductions from gross sales                                  (714,701)                   (714,701)
                                                   -----------------------     ----------------------

Net revenues                                                    2,381,120                   2,381,120
Cost of sales and/or services rendered                        (1,762,194)                 (1,762,194)
                                                   -----------------------     ----------------------

Gross profit                                                      618,926                     618,926

Operating expenses/income
   Selling                                                       (45,996)                    (45,996)
   General and administrative                                    (84,024)                    (84,024)
   Financial                                                    (368,440)                   (368,440)
   Other operating income                                          20,576                      20,576
   Depreciation and amortization                                 (72,049)                    (72,049)
  Equity in the earnings of subsidiary and
       associated companies                                      (23,163)                    (23,163)
                                                   -----------------------     ----------------------

                                                                (573,096)                   (573,096)
                                                   -----------------------     ----------------------

Operating income (loss)                                            45,830                      45,830
Non-operating income (loss), net                                    2,035                       2,035
                                                   -----------------------     ----------------------

Income (loss) before taxes                                         47,865                      47,865

                                                              1/1/03 to 3/31/03             1/1/03 to 3/31/03
                                                         -----------------------      ------------------------
                                                                    (Unaudited)                   (Unaudited)
Gross sales
   Domestic market                                                    2,548,970                     2,548,970
   Foreign market                                                       567,248                       567,248
   Deductions from gross sales                                        (656,916)                     (656,916)
                                                         -----------------------      ------------------------

Net revenues                                                          2,459,302                     2,459,302
Cost of sales and/or services rendered                              (1,947,451)                   (1,947,451)
                                                         -----------------------      ------------------------

Gross profit                                                            511,851                       511,851

Operating expenses/income
   Selling                                                             (23,488)                      (23,488)
   General and administrative                                          (66,002)                      (66,002)
   Financial                                                          (100,390)                     (100,390)
   Other operating income                                               (9,528)                       (9,528)
   Depreciation and amortization                                       (41,946)                      (41,946)
  Equity in the earnings of subsidiary and
       associated companies                                               7,862                         7,862
                                                         -----------------------      ------------------------

                                                                      (233,492)                     (233,492)
                                                         -----------------------      ------------------------

Operating income (loss)                                                 278,359                       278,359
Non-operating income (loss), net                                        (1,842)                       (1,842)
                                                         -----------------------      ------------------------

Income (loss) before taxes                                              276,517                       276,517

Braskem S.A.
                                                   (A free translation of the original in Portuguese)
Consolidated Statement of Operations
In thousands of reais                                                                     (continued)
-----------------------------------------------------------------------------------------------------

                                                        1/1/04 to 3/31/04           1/1/04 to 3/31/04
                                                   -----------------------     -----------------------
                                                              (Unaudited)                 (Unaudited)

Provision for income tax and social contribution                 (27,706)                    (27,706)
Deferred income tax                                               (5,204)                     (5,204)
Minority interests                                                (5,325)                     (5,325)
                                                   -----------------------     -----------------------

Income (loss) for the period                                        9,630                       9,630
                                                   =======================     =======================


                                                         1/1/03 to 3/31/03             1/1/03 to 3/31/03
                                                    -----------------------      ------------------------
                                                               (Unaudited)                    (Unaudited)

Provision for income tax and social contribution                  (59,214)                      (59,214)
Deferred income tax
Minority interests                                                (86,689)                      (86,689)
                                                    -----------------------      ------------------------

Income (loss) for the period                                       130,614                       130,614
                                                    =======================      ========================